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As  filed  with  the Securities and Exchange Commission on October ____ , 2001

                                       Registration  No.  333-55534

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                               AMENDMENT NO. 2 TO
                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                            SYNDICATIONNET.COM, INC.
                 (Name of small business issuer in its charter)
                                 ---------------

 Delaware                          57-2218873           8742
(State or other jurisdiction  (I.R.S.  Employer     (Industrial Classification
  of  incorporation  or      Identification Number)   Code Number)
  organization)
                                 --------------

                            SyndicationNet.com, Inc.
                              The Hartke Building
                               7637 Leesburg Pike
                          Falls Church, Virginia 22043
                                  703/748-3480


 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices and principal place of business)

                             Vance Hartke, President
                               The Hartke Building
                               7637 Leesburg Pike
                           Falls Church, Virginia 22043
                                  703/748-3480

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Cassidy & Associates
                               1504 R Street N.W.
                             Washington, D.C. 20009
                                  202/387-5400
                                 ---------------
        Approximate Date of Commencement of proposed sale to the public:
 As soon as practicable after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                        CALCULATION OF REGISTRATION FEE



                                                  Proposed         Proposed
                                  Amount          Maximum          Maximum          Amount of
Title of Each Class of            to be           Offering Price   Aggregate        Registration
Securities to be Registered       Registered      Per Share        Offering Price   Fee(2)
------------------------------------------------------------------------------------------------
Common stock held by
selling securityholders               561,500      $.0001(1)       $56.15            $1.00

Total                                 561,500      $.0001          $56.15            $1.00

(1) There is no current market for the securities and the price at which the shares held by the selling securityholders will be sold{is unknown.
     The book value of the registrant is a negative number and, as such, pursuant to Rule 457(f)(2) the registration fee is based upon the par value, $.0001 per share, of the registrant's common stock.}



(2)  Paid by electronic transfer.



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section  8(a),  may  determine.

 PROSPECTUS                         Subject  to  Completion, Dated ______ , 2001

The information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                            SYNDICATIONNET.COM, INC.

      561,500 shares of common stock to be sold by selling securityholders

     This prospectus relates to the offer and sale of 561,500 shares of common stock of SyndicationNet.com, Inc., a Delaware company, ("SyndicationNet"), par value $.0001 per share, by 35 of its securityholders. All the shares are being sold by the selling securityholders in separate transactions at prices to be negotiated at that time.

     There is no public market for SyndicationNet's common stock and a public market may not develop. If a public market is developed, it may not be sustained.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 3.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                       Prospectus dated October ____, 2001

No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by SyndicationNet. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of SyndicationNet since the date of this prospectus. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such an offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.


                                 TABLE  OF  CONTENTS
                                                                                      Page
                                                                                      ----
Prospectus  Summary                                                                    1
Risk  Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3

1.  SYNDICATIONNET  DOES NOT HAVE FUNDS CURRENTLY AVAILABLE FOR ACQUISITIONS AND
IF  SYNDICATIONNET  IS  UNABLE TO OBTAIN FUNDING SYNDICATIONNET'S ACTIVITIES MAY
BE  LIMITED  TO  CONSULTING  ACTIVITIES. . . . . . . . . . . . . . . . . . . . . . .   3

2. SYNDICATIONNET HAS INCURRED SIGNIFICANT LOSSES FOR THE YEAR ENDED DECEMBER
31, 2000 WHICH RAISES SUBSTANTIAL DOUBTS ABOUT SYNDICATIONNET'S ABILITY
TO CONTINUE AS A GOING CONCERN. . . . . . . . . . . . . . . . . . . . . . . . . . .    3

3.  SYNDICATIONNET  WILL NEED TO RAISE ADDITIONAL  FUNDS  IN  THE FUTURE FOR ITS
OPERATIONS AND IF IT IS UNABLE TO RAISE ADDITIONAL FINANCING, SYNDICATIONNET MAY
NOT  BE  ABLE  TO  SUPPORT  ITS  OPERATIONS. . . . . . . . . . . . . . . . . . . . .   3

4.  SYNDICATIONNET  MAY OBTAIN ADDITIONAL CAPITAL PRIMARILY THROUGH THE ISSUANCE
OF  PREFERRED  STOCK  WHICH  MAY  LIMIT  THE  RIGHTS  OF  CURRENT  HOLDERS  OF
SYNDICATIONNET  COMMON  STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

5.  SYNDICATIONNET HAS A LIMITED OPERATING HISTORY AND INVESTORS MAY NOT BE ABLE
TO  BASE  AN  INVESTMENT  DECISION  ON  SYNDICATIONNET'S  OPERATING  HISTORY. . . .    4

6.  BECAUSE  SYNDICATIONS  MANAGEMNT TEAM DEVOTES A LIMITED AMOUNT OF THEIR TIME
TO  THE  AFFAIRS  OF  SYNDICATIONNET,  SYNDICATIONNET'S  BUSINESS  MAY  NOT  BE
SUCCESSFUL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

7.  SYNDICATIONNET'S  LIMITED  EXPERIENCE  MAY  DIMINISH  APPEAL  TO  POTENTIAL
AFFILIATED  COMPANIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

8.  SYNDICATIONNET'S  STRATEGY  MAY INVOLVE SPECULATIVE INVESTMENTS  WHICH COULD
CAUSE  SYNDICATIONNET  TO LOSE SOME OR ALL OF ITS INVESTED FUNDS AND COULD CAUSE
THE  PRICE  OF  SYNDICATIONNET'S  STOCK  TO  DECLINE. . . . . . . . . . . . . . .      4

9. THERE IS NO CURRENT TRADING MARKET FOR SYNDICATIONNET'S SECURITIES.
WITHOUT A TRADING  MARKET,  PURCHASERS OF THE SECURITIES MAY HAVE
DIFFICULTY SELLING THEIR SHARES. . . . . . . . . . . . . . . . . . . . . . . . .       4

10.  POTENTIAL  MARKET  MAKERS  MAY  SIGNIFICANTLY  INFLUENCE  THE  PRICE  OF
SYNDICATIONNET'S  SECURITIES  WHICH  COULD  CAUSE  INVESTORS  IN
SYNDCATIONNET TO  LOSE  THEIR  INVESTMENT. . . . . . . . . . . . . . . . . . . .       5

11.  SYNDICATIONNET  MAY  ISSUE  ADDITIONAL  SHARES  OF COMMON STOCK WHICH COULD
DILUTE  ITS  CURRENT  SHAREHOLDER'S  SHARE  VALUE. . . . . . . . . . . . . . . .       5

12.  THERE  ARE  10,220,250  SHARES OF SYNDICATIONNET'S TOTAL OUTSTANDING SHARES
THAT ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE
NEAR  FUTURE. THIS COULD CAUSE THE MARKET PRICE  OF  THE  COMMON  STOCK  TO
DROP SIGNIFICANTLY,  EVEN  IF  THE  BUSINESS  IS  DOING  WELL. . . . . . . . . . .     5

13. THE  POSSIBILITY  OF SYNDICATIONNET ISSUING PREFERRED STOCK WITH
PREFERENCES MAY DEPRESS  THE  MARKET  PRICE  OF  THE  COMMON  STOCK
EVEN WITHOUT ISSUANCE OF THE  PREFERRED  STOCK. . . . . . . . . . . . . . . . . . .    5

14.  SELLING  SECURITYHOLDERS  MAY  SELL  SECURITIES  AT  ANY  PRICE  OR
TIME WHICH  COULD  CAUSE  THE  PRICE  OF  SYNDICATIONNET'S  COMMON
STOCK, IF PUBLICLY TRADED, TO DECLINE . . . . . . . . . . . . . . . . . . . . . . .    5

15. SINCE SYNDICATIONNET HAS NOT PAID ANY DIVIDENDS ON ITS COMMON STOCK AND DOES
NOT  INTEND  DO SO IN THE NEAR  FUTURE.  A PURCHASER OF ITS SECURITIES
WILL ONLY REALIZE  AN ECONOMIC GAIN ON HIS OR HER INVESTMENT FROM
APPRECIATION, IF ANY, IN THE  MARKET  PRICE  OF  SYNDICATIONNET'S  COMMON  STOCK. . .   6

16.  PENNY  STOCK  REGULATIONS  MAY  IMPAIR  SHAREHOLDERS'  ABILITY
TO  SELL SYNDICATIONNET'S  STOCK  AND  MAY LIMIT THE LIQUIDITY OF
SYNDICATIONNET'S COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . .    6

17.  MANAGEMENT  AND  AFFILIATES  OWN  ENOUGH  SHARES  TO  CONTROL  SHAREHOLDER
VOTE  WHICH  COULD  LIMIT  THE  RIGHTS  OF  EXISTING  OR  FUTURE SHAREHOLDERS. . . .    6

18.  SYNDICATIONNET'S OFFICERS AND DIRECTORS MAY HAVE DEFENSES AVAILABLE TO THEM
AND  HAVE  INDEMNITY  RIGHTS  WHICH MAY LIMIT THE SUCCESS OF INVESTORS WHO BRING
CLAIMS  AGAINST  SYNDICATIONNET'S  OFFICERS  AND  DIRECTORS. . . . . . . . . . . . .    6

19  SYNDICATIONNET DOES NOT HAVE EMPLOYMENT AGREEMENTS WITH ANY OF ITS OFFICERS
OR EMPLOYEES  AND  IF SYNDICATIONNET  IS  UNABLE  TO RETAIN ITS MANAGEMENT TEAM
SYNDICATIONNET'S  BUSINESS  OPERATIONS  MAY  NOT BE ABLE TO CONTINUE TO OPERATE. . .    6

20 BECAUSE MANY OF SYNDICATIONNET'S COMPETITORS ARE  LARGER  AND  HAVE
GREATER FINANCIAL  AND  OTHER  RESOURCES  THAN  SYNDICATIONNET,  IT  MAY
NOT BE ABLE TO SUCCESSFULLY  COMPETE  WITH  THEM.  . . . . . . . . . . . . . . . . .    7

21  IF  SYNDICATIONNET  IS  REQUIRED  TO COMPLY WITH THE INVESTMENT COMPANY
ACT THEN  SYNIDCATIONNET  WILL  INCUR  SUBSTANTIAL  ADDITIONAL  EXPENSES  AND
IF SYNDICATIONNET  DOES  NOT  COMPLY  WITH  THE  INVESTMENT  COMPANY  ACT,
THEN SYNDICATIONNET  COULD  BE  SUBJECT  TO  LIABILITIES. . . . . . . . . . . . . .     7

22  THE  LACK  OF  AVAILABILITY  OF  LUMBER  MAY  PREVENT  SYNDICATIONNET
FROM OPERATING  AS  A  RETAILER  OF  LUMBER. . . . . . . . . . . . . . . . . . . . .    7

23  BECAUSE  LUMBER  IS  AFFECTED BY CYCLICAL SUPPLY AND DEMAND FACTORS  OF  THE
FOREST  PRODUCTS  INDUSTRY, SYNDICATION MAY NOT RECEIVE ORDERS FOR LUMBER
AND/OR MAY  NOT  BE  ABLE  TO  FULFILL  SUCH  ORDERS. . . . . . . . . . . . . . . .     7

24  KEMPER  ONLY  HAS  ONE  CUSTOMER  AND  IF  KEMPER  LOOSES  THIS
CUSTOMER IT  MAY  NOT  BE  ABLE  TO  CONTINUE  TO  OPERATE. . . . . . . . . . . . . .   8

Disclosure  Regarding  Forward  Looking  Statements                                     8
Business                                                                                8
Use  of  Proceeds                                                                       8
Management's  Discussion  and  Analysis  of Financial
  Condition and Results of Operations                                                  14
Management                                                                             14
Security  Ownership  of  Certain  Beneficial  Owners  and  Management                  16
Selling  Securityholders                                                               20
Certain  Relationships  and  Related  Transactions                                     20
Description  of  Securities                                                            23
Plan  of  Distribution                                                                 24
Legal  Matters                                                                         25
Experts                                                                                27
Additional  Information                                                                28
Index  to  Financial  Statements                                                 F-1 - F-24
          ___________________


Dealer  Prospectus  Delivery  Obligation

Until _______, 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

     The following is a summary of information found elsewhere in this prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in this prospectus, which should be read in its entirety.

SyndicationNet

     SyndicationNet is a holding company formed to acquire controlling interests in or to participate in the creation of development stage businesses. SyndicationNet intends to provide financial, management and technical support to both Internet and brick-and-mortar businesses that demonstrate growth potential. SyndicationNet's strategy is to integrate affiliated businesses into a network and to actively develop the business strategies, operations and management teams of the affiliated entities. SyndicationNet has acquired as a wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc., a business engaged in the retail brokerage of treated lumber such as utility poles, bridge pilings, and guardrail posts. Kemper is also developing computer software applications to manage on-line bidding for the treatment, sale and shipment of processed wood.

     SyndicationNet is headquartered in the Hartke Building located at 7637 Leesburg Pike, Falls Church, Virginia 22043. SyndicationNet's telephone number is 703/748-3480 and its fax number is 703/790-5435.

Selling  Securityholders

     This prospectus relates to the registration for sale of the securities held by thirty-five securityholders of SyndicationNet. These shareholders are referred to throughout this prospectus as "selling securityholders". These securityholders will be able to sell their shares on terms to be determined at the time of sale, directly or through agents, dealers or representatives to be designated from time to time. SyndicationNet will not receive any proceeds from the sale of the securities by the selling securityholders. The shares are being sold by the selling securityholders and SyndicationNet has no agreements or understandings with any broker or dealer for the sales of the shares. A selling securityholder may determine to use a broker-dealer in the sale of its securities and the commission paid to that broker-dealer, if any, will be determined at that time. SyndicationNet will not receive any proceeds from the sale of the shares.

Trading  Market

     There is currently no trading market for the securities of SyndicationNet. SyndicationNet intends to apply initially for its securities to be traded in the Over-the-counter market on the OTC Bulletin Board. If at some future time SyndicationNet becomes qualified, it will apply for qualification of its securities on the Nasdaq SmallCap Market. SyndicationNet may not now or ever qualify for listing of its securities on the OTC Bulletin Board and may not now or at any time in the future qualify for quotation on the Nasdaq SmallCap Market.

The  Offering

Number  of  shares  of
common  stock  outstanding  prior
to  this  offering                         10,781,750  shares


Common  stock  offered  by
selling  securityholders                      561,500  shares


Use  of  Proceeds                         SyndicationNet will not receive any
                                          proceeds  from  the  sale  of  the
                                          shares  of common stock included in
                                          the registration statement of which
                                          this  prospectus  is  a  part.

Plan  of  Distribution                    The  offering of SyndicationNet shares
                                          of  common  stock  is being made by
                                          the  shareholders  who wish to sell
                                          their  shares.  Sales  of
                                          SyndicationNet  common stock may be
                                          made by the selling securityholders
                                          in  the open market or in privately
                                          negotiated  transactions  and  at
                                          prices,  fixed prices or negotiated
                                          prices.

Risk Factors                              There are substantial risk factors
                                          Involved  in  investing  in
                                          SyndicationNet. For a discussion of
                                          certain factors you should consider
                                          before  buying shares of our common
                                          stock,  see  the  section  entitled
                                          "Risk  Factors".


Selected  Financial  Data

     The following table sets forth the selected consolidated financial data for SyndicationNet. The financial information below is summary only. The financial information should be read in conjunction with the more detailed financial statements and financial notes appearing elsewhere in this prospectus in the Company's 10-Q for the three months ended March 31, 2001 and in the Company's 10-K for the years ended December 31, 2000 and 1999.

                                           Year  Ended           Year  Ended
                    Six  Months Ended      December 31,          December 31,
                    June  30,  2001        1999                  2000


Income Statement Items:
-----------------------
Sales                $ 4,467,577            $  5,597,676          $ 7,315,093
Cost  of  sales        4,439,708              $5,526,429            7,267,571
Gross  margin             27,869                  71,147               47,522
Operating  Loss          (45,200)               (186,318)            (523,722)

Balance  Sheet  Items
---------------------
Total current asset $   919,613                 493,420              571,761
Total  assets           920,977                 496,150              573,581
Current  liabilities  1,264,368                 962,524              998,257
RISK  FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS.

GENERAL  RISK  FACTORS

SYNDICATIONNET DOES NOT HAVE FUNDS CURRENTLY AVAILABLE FOR ACQUISITIONS AND IF SYNDICATIONNET IS UNABLE TO OBTAIN FUNDING SYNDICATIONNET'S ACTIVITIES MAY BE LIMITED TO CONSULTING ACTIVITIES.

     SyndicationNet does not currently have funds reserved or available for the acquisition of interests in or for the creation of Internet or brick-and-mortar businesses. SyndicationNet's business plan is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities. SyndicationNet owns Kemper as a wholly-owned subsidiary, but SyndicationNet will need to raise funds or issue its securities in order for it to acquire or invest in additional companies.

SYNDICATIONNET HAS INCURRED SIGNIFICANT LOSSES FOR THE YEAR ENDED DECEMBER 31, 2000 WHICH RAISES SUBSTANTIAL DOUBTS ABOUT SYNDICATIONNET'S ABILITY TO CONTINUE AS A GOING CONCERN.

     SyndicationNet has historically incurred significant losses which have resulted in an accumulated deficit of $1,217,503 at December 31, 2000 which raises substantial doubt by SyndicationNet's auditors about SyndicationNet's ability to continue as a going concern.

SYNDICATIONNET WILL NEED TO RAISE ADDITIONAL FUNDS IN THE FUTURE FOR ITS OPERATIONS AND IF IT IS UNABLE TO RAISE ADDITIONAL FINANCING, SYNDICATIONNET MAY NOT BE ABLE TO SUPPORT ITS OPERATIONS.

     SyndicationNet may need additional funds to develop its operations. SyndicationNet may seek additional capital through an offering of its equity securities, an offering of debt securities, or by obtaining financing through a bank or other entity.

SyndicationNet has not established a limit as to the amount of debt it may incur and it has not adopted a ratio of its equity to a debt allowance. If SyndicationNet needs to obtain additional financing, the financing may not be available from any source, or may not be available on terms acceptable to SyndicationNet. Any future offering of securities may not be successful. SyndicationNet could suffer adverse consequences if it is unable to obtain additional capital when needed.

SYNDICATIONNET MAY OBTAIN ADDITIONAL CAPITAL PRIMARILY THROUGH THE ISSUANCE OF PREFERRED STOCK WHICH MAY LIMIT THE RIGHTS OF CURRENT HOLDERS OF SYNDICATIONNET COMMON STOCK.

     Without any shareholder vote or action, SyndicationNet may designate and issue additional shares of its preferred stock. The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of current shareholders of SyndicationNet common stock. The designation and issuance of preferred stock favorable to current management or shareholders could make any possible takeover of SyndicationNet or the removal of its management more difficult. It could defeat hostile bids for control of SyndicationNet which bids might have provided shareholders with premiums for their shares.

SYNDICATIONNET HAS A LIMITED OPERATING HISTORY AND INVESTORS MAY NOT BE ABLE TO BASE AN INVESTMENT DECISION ON SYNDICATIONNET'S OPERATING HISTORY.

     SyndicationNet has a limited operating history upon which an investor may evaluate making an investment in SyndicationNet. Accordingly, in reviewing the actual operating results of SyndicationNet, an investor will only be able to examine the operating results of SyndicationNet's wholly-owned subsidiary in making an investment decision. While SyndicationNet intends to acquire Internet related businesses in exchange for cash or the issuance of securities, no acquisitions have been consummated and no future acquisitions may be consummated.

BECAUSE SYNDICATIONS MANAGEMNT TEAM DEVOTES A LIMITED AMOUNT OF THEIR TIME TO THE AFFAIRS OF SYNDICATIONNET, SYNDICATIONNET'S BUSINESS MAY NOT BE SUCCESSFUL.

     SyndicationNet's management team consists of individuals who are concurrently involved in other activities and careers and will be spending only a limited amount of time on the affairs of SyndicationNet. SyndicationNet may not be able to successfully implement its business plan or continue its operations if its management team is unable to devote the time required.

SYNDICATIONNET'S LIMITED EXPERIENCE MAY DIMINISH APPEAL TO POTENTIAL AFFILIATED COMPANIES.

     SyndicationNet has limited experience in assisting development stage Internet, brick-and-mortar or e-commerce businesses and limited experience in establishing a network of affiliated development growth companies. This lack of experience may diminish the appeal of the services offered by SyndicationNet to potential development stage companies.

SYNDICATIONNET'S STRATEGY MAY INVOLVE SPECULATIVE INVESTMENTS WHICH COULD CAUSE SYNDICATIONNET TO LOSE SOME OR ALL OF ITS INVESTED FUNDS AND COULD CAUSE THE PRICE OF SYNDICATIONNET'S STOCK TO DECLINE.

     SyndicationNet's success depends on its ability to develop or select companies that will be ultimately successful. There may be factors outside SyndicationNet's control which could affect the success of the acquired companies. SyndicationNet intends to seek out companies in the early stages of development with limited operating history, little revenue and possible losses. If SyndicationNet becomes affiliated with such entities and they do not succeed, the value of SyndicationNet's assets, its results of operations, and the price of SyndicationNet's common stock could decline.

THERE IS NO CURRENT TRADING MARKET FOR SYNDICATIONNET'S SECURITIES. WITHOUT A TRADING MARKET, PURCHASERS OF THE SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

     There is currently no established public trading market for SyndicationNet's securities. A trading market in SyndicationNet's securities may never develop. If a trading market does develop, it may not be sustained for any significant time. SyndicationNet intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If in the future SyndicationNet meets the qualifications for admission to quotation on the Nasdaq SmallCap Market, it may apply for admission. If for any reason SyndicationNet's common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

POTENTIAL MARKET MAKERS MAY SIGNIFICANTLY INFLUENCE THE PRICE OF SYNDICATIONNET'S SECURITIES WHICH COULD CAUSE INVESTORS IN SYNDCATIONNET TO LOSE THEIR INVESTMENT.

     One or more broker-dealers may be the principal market makers for the shares being offered. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced, positively or negatively, by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market makers, if commenced, may subsequently be discontinued. Various factors, such as SyndicationNet's operating results, changes in laws, rules or regulations, general market fluctuations, changes in financial estimates by securities analysts and other factors may have a significant impact on the market price of SyndicationNet's securities.

SYNDICATIONNET MAY ISSUE ADDITIONAL SHARES OF COMMON STOCK WHICH COULD DILUTE ITS CURRENT SHAREHOLDER'S SHARE VALUE.

     If additional funds are raised through the issuance of common stock, there may be a significant dilution in the value of SyndicationNet's outstanding common stock. SyndicationNet's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock. The issuance of all or part of SyndicationNet's remaining authorized common stock may result in substantial dilution in the percentage of the common stock held by SyndicationNet's then shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by SyndicationNet's investors.

THERE ARE 10,220,250 SHARES OF SYNDICATIONNET'S TOTAL OUTSTANDING SHARES THAT ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE NEAR FUTURE. THIS COULD CAUSE THE MARKET PRICE OF THE COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF THE BUSINESS IS DOING WELL.

     There are 10,781,750 shares of common stock currently outstanding which includes the 561,500 shares registered in this registration statement, which shares may be resold in the public market immediately when this registration statement is effective. The remaining shares will become available for resale after a one-year holding period from the date of issuance pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

     An increase in the number of shares of SyndicationNet available for public sale without any increase to its capitalization could decrease the market price of its shares.

     An aggregate of 8,655,290 of the outstanding shares of SyndicationNet are held by officers, directors, affiliates and entities controlled by them and are subject to the trading volume limitations of Rule 144 including the shares held by affiliates being registered in this registration statement. See "Plan of Distribution-Sales by Affiliates".

THE POSSIBILITY OF SYNDICATIONNET ISSUING PREFERRED STOCK WITH PREFERENCES MAY DEPRESS THE MARKET PRICE OF THE COMMON STOCK EVEN WITHOUT ISSUANCE OF THE PREFERRED STOCK.

     The authority of the board of directors to designate preferences and issue preferred stock without shareholder consent may have a depressive effect on the market price of SyndicationNet's common stock even prior to any designation or issuance of the preferred stock.

SELLING SECURITYHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME WHICH COULD CAUSE THE PRICE OF SYNDICATIONNET'S COMMON STOCK, IF PUBLICLY TRADED, TO DECLINE.

     After effectiveness of this registration statement, the non-affiliated selling securityholders may offer and sell their shares at a price and at any time determined by them without being subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling securityholders could cause the price of SyndicationNet's securities, if publicly traded, to decline.

SINCE SYNDICATIONNET HAS NOT PAID ANY DIVIDENDS ON ITS COMMON STOCK AND DOES NOT INTEND DO SO IN THE NEAR FUTURE. A PURCHASER OF ITS SECURITIES WILL ONLY REALIZE AN ECONOMIC GAIN ON HIS OR HER INVESTMENT FROM APPRECIATION, IF ANY, IN THE MARKET PRICE OF SYNDICATIONNET'S COMMON STOCK.

     Investors can not expect to receive a return on their stock investment in the form of a dividend. SyndicationNet has never paid cash dividends on its common stock and does not expect to in the future. SyndicationNet anticipates that its cash resources and earnings, if any, will be retained for the operation and expansion of its business.

PENNY STOCK REGULATIONS MAY IMPAIR SHAREHOLDERS' ABILITY TO SELL
SYNDICATIONNET'S STOCK AND MAY LIMIT THE LIQUIDITY OF SYNDICATIONNET'S COMMON STOCK.

     If trading in SyndicationNet's stock begins, its common stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share, other than securities registered on national securities exchanges. Penny stocks are subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell the securities to persons other than established customers and accredited investors. These additional requirements may restrict the ability of broker-dealers to sell SyndicationNet's common stock and may limit the liquidity of its common stock. See "Description of Securities-Penny Stock Regulation".

MANAGEMENT AND AFFILIATES OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTE WHICH COULD LIMIT THE RIGHTS OF EXISTING OR FUTURE SHAREHOLDERS.

     SyndicationNet's executive officers, directors, affiliates and entities controlled by them own approximately 80.2% of the outstanding common stock. As a result, these executive officers and directors will control the vote on matters that require stockholder approval such as election of directors, approval of a corporate merger, increasing or decreasing the number of authorized shares, adopting corporate benefit plans, effecting a stock split, amending SyndicationNet's Certificate of Incorporation or other material corporate actions.

SYNDICATIONNET'S OFFICERS AND DIRECTORS MAY HAVE DEFENSES AVAILABLE TO THEM AND HAVE INDEMNITY RIGHTS WHICH MAY LIMIT THE SUCCESS OF INVESTORS WHO BRING CLAIMS AGAINST SYNDICATIONNET'S OFFICERS AND DIRECTORS.

     The Certificate of Incorporation and by-laws of SyndicationNet provide that SyndicationNet indemnify its officers and directors against losses or liabilities which arise from any transaction in that person's managerial capacity unless that person:

          violated  a  duty  of  loyalty,
          did  not  act  in  good  faith,
          engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction.

SyndicationNet's Certificate of Incorporation and by-laws also provide for the indemnification of its officers and directors against any losses or liabilities incurred as a result of the operation of SyndicationNet's business, provided that its officers and directors acted in good faith and in the best interests of SyndicationNet and that their conduct did not constitute gross negligence, misconduct or breach of fiduciary obligations.

SYNDICATIONNET DOES NOT HAVE EMPLOYMENT AGREEMENTS WITH ANY OF ITS OFFICERS OR EMPLOYEES AND IF SYNDICATIONNET IS UNABLE TO RETAIN ITS MANAGEMENT TEAM SYNDICATIONNET'S BUSINESS OPERATIONS MAY NOT BE ABLE TO CONTINUE TO OPERATE.

     SyndicationNet's success in achieving its growth objectives is dependant to a substantial extent upon the continuing efforts and abilities of its key management personnel, including the efforts of retired United States Senator Vance Hartke, SyndicationNet's President, as well as other executive officers and management. SyndicationNet does not have employment agreements with any of its executive officers and the loss of their services would deprive
SyndicationNet of their needed legal and business contacts and experiences. SyndicationNet may not be able to maintain and achieve its growth objectives should SyndicationNet lose any or all of these individuals' services. SyndicationNet does not maintain key-man life insurance for any of its officers.

BECAUSE MANY OF SYNDICATIONNET'S COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN SYNDICATIONNET, IT MAY NOT BE ABLE TO SUCCESSFULLY COMPETE WITH THEM.

     SyndicationNet is significantly smaller than many competitors in the market. The financial strength of these competitors could prevent SyndicationNet from acquiring development stage companies or prevent development companies from using SyndicationNet's consulting, management skills and networking services.

IF SYNDICATIONNET IS REQUIRED TO COMPLY WITH THE INVESTMENT COMPANY ACT THEN SYNIDCATIONNET WILL INCUR SUBSTANTIAL ADDITIONAL EXPENSES AND IF SYNDICATIONNET DOES NOT COMPLY WITH THE INVESTMENT COMPANY ACT, THEN SYNDICATIONNET COULD BE SUBJECT TO LIABILITIES.

     SyndicationNet's ownership interest in companies that it seeks to consult with and/or acquire could result in SyndicationNet being classified as an investment company under the Investment Company Act of 1940. If SyndicationNet is required to register as an investment company, then it will incur substantial additional expenses as the result of the Investment Company Act of 1940's record keeping, reporting, voting, proxy disclosure and other legal requirements. SyndicationNet has obtained no formal determination from the Securities and Exchange Commission as to its status under the Investment Company Act of 1940. Any violation of the Investment Company Act of 1940 could subject SyndicationNet to civil or criminal liabilities. In the event SyndicationNet engages in business combinations which result in it holding passive investment interests in a number of entities, SyndicationNet could be subject to regulation under the Investment Company Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the businesses whose securities are held. In such event, SyndicationNet would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Restrictions on transactions between an investment company and its affiliates under the Investment Company Act of 1940 would make it difficult, if not impossible, for SyndicationNet to implement its business strategy of actively managing, operating and promoting collaboration among SyndicationNet's to be acquired network of affiliated entities.

SPECIAL  RISK  FACTORS  INVOLVING  SUBSIDIARY

THE LACK OF AVAILABILITY OF LUMBER MAY PREVENT SYNDICATIONNET FROM OPERATING AS A RETAILER OF LUMBER.

     The availability and costs of obtaining softwood and hardwood lumber are critical elements for the SyndicationNet's subsidiary, Kemper, to continue to operate. The supply of trees of acceptable size for the production of utility poles has decreased in recent years in relation to the demand and prices have increased. The supply of timber is significantly affected by its availability from public lands, particularly in the Pacific Northwest. In response to environmental concerns, the United States government has, over recent years, reduced the amount of timber offered for sale. SyndicationNet may not be able to obtain wood raw materials at economic prices in the future.

BECAUSE LUMBER IS AFECTED BY CYCLICAL SUPPLY AND DEMAND FACTORS OF THE FOREST PRODUCTS INDUSTRY, SYNDICATION MAY NOT RECEIVE ORDERS FOR LUMBER AND/OR MAY NOT BE ABLE TO FULFILL SUCH ORDERS.

     The demand for, and prices of, timber and manufactured wood products, including lumber, are affected primarily by the cyclical supply and demand factors of the forest products industry. The factors that may affect the price of timber that are outside the control of Kemper include general economic conditions, interest rates, residential construction activities and the weather conditions for harvesting timber.

KEMPER ONLY HAS ONE CUSTOMER AND IF KEMPER LOOSES THIS CUSTOMER
IT MAY NOT BE ABLE TO CONTINUE TO OPERATE.

     Kemper currently has one major customer which accounts for 100% of its revenues. Although Kemper is continually negotiating contracts with potential customers, a loss of its only customer would greatly affect the operating results of Kemper and of SyndicationNet.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, statements included in this prospectus regarding SyndicationNet's financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for SyndicationNet's services, products, marketing and pricing factors are all forward-looking statements. When SyndicationNet uses words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," SyndicationNet is making forward-looking statements. SyndicationNet believes that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to it on the date of this prospectus, but these assumptions and expectations may not be correct and SyndicationNet may not take any action that it may presently be planning. SyndicationNet has disclosed some important factors that could cause its actual results to differ materially from its current expectations under "Risk Factors" and elsewhere in this prospectus. SyndicationNet is not undertaking to publicly update or revise any forward-looking statement if it obtains new information or upon the occurrence of future events or otherwise.

                            SYNDICATIONNET.COM, INC.
BUSINESS

     SyndicationNet.com, Inc., a Delaware corporation, is a holding company formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage Internet business to business ("B2B"), e-commerce businesses and/or traditional brick-and-mortar businesses. SyndicationNet has no restrictions or limitations in terms of the type of industry that it intends to focus its activities on. SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities. SyndicationNet has enogh cash on hand to operate for the next twelve months assuming it does not make and acquisitions or investments.

Business of SyndicationNet's subsidiary,  Kemper

     SyndicationNet currently has one wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. Kemper is engaged in the retail brokerage business of preservative treated lumber such as utility poles, bridge pilings, timber and guardrail posts. Kemper is also developing computer software applications that will enable Kemper to manage on-line bidding for the treatment, sale and shipment of processed wood.

BACKGROUND

     In preparation for this offering of its securities, SyndicationNet.com, Inc. effected two reorganizations.

     Kemper Pressure Treated Forest Products, Inc. is an operating Mississippi corporation formed in 1987. On August 16, 1999, the shareholders of Kemper Pressure Treated Forest Products exchanged all their outstanding stock, 16,200,000 shares, on a one-for-one basis for shares of stock of Life2K.com, Inc., a Delaware corporation which had been incorporated in Delaware on March 24, 1999 as Algonquin Acquisition Corporation and which had no operations, no revenues and one shareholder, TPG Capital Corporation. On August 12, 1999, in anticipation of the share exchange with Kemper Pressure Treated Forest Products, Inc., Algonquin Acquisition Corporation changed its name to Life2K.com, Inc. As a result of the share exchange Kemper Pressure Treated Forest Products, Inc. became a wholly-owned subsidiary of Life2K.com, Inc.

     On October 13, 2000 the shareholders of Life2K.com, Inc. exchanged all their outstanding stock for shares of Generation Acquisition Corporation. Generation Acquisition Corporation, a Delaware corporation, had filed with the Securities and Exchange Commission a registration statement on Form 10-SB, had become a reporting company under the Securities Exchange Act of 1934, had no revenues or operations and had one shareholder. At the time of the exchange, the officers and directors of Life2K.com, Inc. became the officers and directors of Generation Acquisition Corporation. Simultaneously, Life2K.com, Inc. merged with and into Generation Acquisition Corporation and changed its name to SyndicationNet.com, Inc.

     At the time of the transactions described above, the control persons of Kemper Pressure Treated Forest Products were Dale Hill who owned approximately 66% of Kemper and Brian Sorrentino, who owned approximately 34% of Kemper. The controlling person of Algonquin Acquisition Corporation was its sole shareholder, TPG Capital Corporation, and its controlling shareholder, James M. Cassidy. The controlling persons of Life2K.com, Inc. were its directors Vance Hartke, Mark Griffith, Cynthia White, Mark Solomon, Wayne Hartke and Howard Siegel and its controlling shareholders Dale Hill and Brian Sorrentino. The controlling person of Generation Acquisition Corporation was its sole shareholder, TPG Capital Corporation, and its controlling shareholder, James M. Cassidy.

     The terms of the transaction between Algonquin Acquisition Corporation and Kemper Pressure Treated Forest Products and the transaction between Generation Acquisition Corporation and Life2K.com, Inc. were negotiated between unaffiliated parties with the intention of making SyndicationNet.com, Inc. a reporting company and filing this public offering of its securities. Both reorganizations consisted of an exchange of stock. While there was shareholder approval, there were no fairness opinions issued for either of the reorganizations.


THE  MARKET

     SyndicationNet believes that the Internet's substantial growth has created a market opportunity to facilitate the activities of electronic commerce. As Internet-based network reliability, speed and security continue to improve, and as more businesses are connected to and familiar with the Internet, traditional brick-and-mortar businesses are beginning to use the Internet to conduct e-commerce and to create new revenue opportunities by enhancing their interactions with new and existing customers. Businesses are also using the Internet to increase efficiency in their operations through improved communications, both internally and with suppliers and other business partners.

     SyndicationNet's management team believes that it can offer development stage Internet companies strategic guidance regarding business model development, market positioning, management selection, day-to-day operational support and the introduction to investors that start-up companies often need to fulfill their business objectives.

MARKETING

      SyndicationNet, primarily through the marketing efforts of its executive officers, directors and consultants, intends to locate B2B Internet-related companies and/or traditional brick and mortar businesses for which SyndicationNet will act as a general corporate consultant and intends to locate development stage companies as acquisition candidates. SyndicationNet does not intend to concentrate its efforts on any particular industry. SyndicationNet's management team, led by retired United States Senator Vance Hartke, hopes to take advantage of the resources of its directors, specifically in the areas of accounting, e-commerce, finance and politics, to enable SyndicationNet to consult with, acquire and integrate B2B e-commerce companies and/or traditional brick and mortar businesses. SyndicationNet intends to actively explore synergistic opportunities such as cross marketing efforts within the network of companies it will consult with or acquire.

STRATEGY  AND  OBJECTIVES

Investment  and  development  activities
----------------------------------------

     SyndicationNet believes that it can add value to development stage B2B e-commerce Internet-related companies and/or traditional brick and mortar businesses by providing seed-capital and SyndicationNet may take advantage of various potential business acquisition opportunities through the issuance of SyndicationNet's securities. SyndicationNet believes it can further assist them in the following areas:

- to develop and implement business models that capitalize on the Internet's ability to provide solutions to traditional companies;


- to build a corporate infrastructure including a management team, a qualified sales and marketing department, information technology, finance and business development;

- to assist them in their ability to manage rapid growth and flexibility to adopt to the changing Internet marketplace and technology;

- to assist them in evaluating, structuring and negotiating joint ventures, strategic alliances, joint marketing agreements and other corporate transactions; and

- to advise them in matters related to corporate finance, financial reporting and accounting operations.


     SyndicationNet believes that its management team is qualified to identify companies that are positioned to succeed. SyndicationNet intends to structure its acquisitions to permit the acquired company's management and key personnel to retain an equity stake in the company. SyndicationNet believes that it has the ability to complete acquisitions and investments quickly and efficiently. SyndicationNet intends that after acquiring an interest in a development company, it will participate in follow-on financing if needed.

Management  and  consulting  activities
---------------------------------------

     In evaluating whether to act as a consultant with a particular company, SyndicationNet intends to apply an analysis which includes, but is not limited to, the following factors:

     1. Industry evaluation to determine inefficiencies that may be alleviated through Internet or e-commerce use and will evaluate the profit potential, the size of the market opportunity and the competition that exists for that particular industry.

     2. Target company evaluation to determine if the target company has the products, services and skills to become successful in its industry.

     3. Overall quality and industry expertise evaluation of a potential acquisition candidate in deciding whether to acquire a target company. If the target company's management skills are lacking, a determination will be made as to whether a restructuring of its corporate infrastructure is feasible and, if done so, whether it would be successful.

     4. Evaluation of SyndicationNet's equity position in a target company and extent that SyndicationNet will be able to exert influence over the direction and operations of the development stage company.

     5. As a condition to any acquisition or development agreement, SyndicationNet intends to require representation on the company's board of directors to ensure its ability to provide active guidance to the acquired company.

Consulting  service  customers
------------------------------

     On September 19, 2000, SyndicationNet entered into a Services and Consulting Agreement with Tri-State Metro Territories LLC, a Delaware limited liability corporation ("Tri-State") in the business of selling franchised hair coloring salon units. SyndicationNet was retained as Tri-State's consultant to assist in the management, development, sales, and marketing of haircolorxpress ("HCX"), its franchised hair coloring salon units, in the District of Columbia, Virginia, Maryland and Delaware. SyndicationNet was to be compensated from Tri-State at an hourly rate of $150 to $250. SyndicationNet received an initial retainer of $50,000 to be applied toward its hourly fees.SyndicationNet is not currently providing any consulting services to Tri-State.

     SyndicationNet's consulting services rendered to Tri-State included, but was not limited to, assisting Tri-State to draft its Uniform Franchise Offering Circular, Franchise state registration statements, master development agreements, franchise territory agreements, and to assist Tri-State to development and negotiate its franchise store locations for HCX. SyndicationNet's officers and directors, Mark Solomon and Wayne Hartke assisted Tri-State in the drafting of the above stated legal documents and the ancillary legal requirements of setting up a franchise. SyndicationNet's consultant, Brian Sorrentino, assisted Tri-State in its day-to-day development and business planning in connection with HCX.

     Mr. Sorrentino, a consultant and 10% shareholder of SyndicationNet, owns 63.5% of the outstanding shares of Tri-State and is a development agent and general partner of Tri-State. Tri-State owns the development contract to sell franchises of HCX salons in the territory of Maryland, Virginia, Washongton and Delaware. Mark Solomon, a director of SyndicationNet, owns 8.3% of the outstanding shares of Tri-State. Robert Green, a less than 5% shareholder of SyndicationNet owns 9% of tri-State. The investments in Tri-State made by the above stated individuals were after September 19, 2000 which is when SyndicationNet entered into its consulting agreement with Tri-State Metro Territories.

COMPETITION

     The market to acquire interests in development stage growth companies, Internet or brick-and-mortar, is highly competitive. Many of SyndicationNet's competitors may have more experience identifying and acquiring equity interests in development stage companies and have greater financial, research and management resources than SyndicationNet. In addition, SyndicationNet may encounter substantial competition from new market entrants. Some of SyndicationNet's current and future competitors may be significantly larger and have greater name recognition than SyndicationNet. Many investment oriented entities have significant financial resources which may be more attractive to entrepreneurs of development stage companies than obtaining the SyndicationNet's consulting, management skills and networking services. SyndicationNet may not be able to compete effectively against such competitors in the future.

KEMPER  PRESSURE  TREATED  FOREST  PRODUCTS,  INC.
--------------------------------------------------
Background

     SyndicationNet's wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. ("Kemper") was incorporated on December 28, 1987 under the state laws of Mississippi. Kemper was organized to procure, buy, sell and harvest products for treating poles, conventional lumber and wood products, as well as preserve and treat wood and forest products for sale in wholesale and retail markets. On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment with Electric Mills Wood Preserving, Inc., a Mississippi company, under which it sold all of its assets and reassigned its lease related to its manufacturing enterprise. Currently Kemper acts as a retail broker of treated timber, having eliminated virtually all of its manufacturing capacities.

Market

     Kemper markets, distributes and arranges transportation for its treated pine and hardwood lumber products which are used for utility poles, transmission poles, pilings, bridge timbers, mining ties and guardrail posts. Kemper, in working with the utility industry, procures two classifications of lumber poles:
(i) distribution poles which are typically used for electricity, cable, telephone and other wires and (ii) transmission poles capable of carrying high voltage electricity.

     Kemper typically receives a monthly request from a buyer for wood products. Kemper then contacts a supplier and requests a quote for the specified wood products. Kemper adds a mark-up to the price quoted from the supplier, typically a mark-up of between $0.02 to $0.065 cents per cubic foot of treated wood, and submits the aggregate price for acceptance by the buyer. If accepted by the buyer, Kemper will then finalize a purchase order to buy the wood products from the supplier and an invoice reflecting the negotiated mark-up to is buyer. Kemper's arrangement with its buyer states that the wood is FOB the treatment plant which places the risk of loss or damage associated with shipping the wood product on the buyer. Kemper, as a wholesale supplier of finished treated wood products, does not wish to engage in the shipping industry which Kemper regards as expensive and prone to uncontrolled shipping losses and breakage as a result of loading and unloading finished products.

Strategy

     Kemper believes that its prices are competitive within the industry and Kemper's management believes that if it is able to provide consistent on time large volume orders it will be able to convince large utility and communication companies and municipalities to award Kemper with multi year supply contracts which Kemper believes can be lucrative. Kemper is currently in the process of bidding for several large multi year supply contracts. Large utility, communication or municipalities sometimes take up to two years or longer before deciding to whom they will award their contracts to. Kemper believes that if it is able to gain a reputation for being able to handle large supply demands on a consistent basis with quality wood products then its chances of winning large contracts of this type will be enhanced.

Suppliers

     Kemper currently engages the services of a third party supplier, Electric Mills Wood Preserving, Mississippi, which provides 100% of Kemper's wood treating and procurement services on a purchase order basis. There is no contractual relationship between Kemper and Electric Mills Wood Preserving that prevents Kemper from working with other suppliers. Management believes that, if needed, other suppliers could provide similar services on comparable terms. A change in suppliers could, however, cause a delay in manufacturing and a possible loss of sales, which would adversely affect Kemper's results of operations.

Customers

     Kemper currently has one customer, Shelby County Forest Products, Inc. ("Shelby"), Tacoma, Washington, which accounts for 100% of Kemper's revenues. Kemper typically receives a monthly request from Shelby for wood products. Kemper then contacts a supplier for an estimated costs of filling Shelby's requested purchase order. Although Kemper's management team is continually negotiating contracts with potential customers, a loss of its current customer could have a material adverse affect on Kemper's results of operations.

EMPLOYEES

     As of September 1, 2001 SyndicationNet and Kemper had an aggregate of three full time employees and one consultant. SyndicationNet's success depends to a large extent upon the continued services of SyndicationNet's and Kemper's key managerial and technical employees. The loss of such personnel could have a material adverse effect on SyndicationNet's business and its results of operations. See "Risk Factors".

PHYSICAL  FACILITIES  AND  OFFICES

     Both SyndicationNet and its subsidiary, Kemper, are headquartered in the Hartke Building located at 7637 Leesburg Pike, Falls Church, Virginia 22043. Retired United States Senator Vance Hartke, the president of SyndicationNet and the owner of the Hartke Building, has granted SyndicationNet and Kemper the use of office space in the Hartke Building on a rent-free basis. SyndicationNet and Kemper project that such office space should be sufficient for their anticipated needs for the foreseeable future.

     SyndicationNet's telephone number is 703/748-3480 and its fax number is 703/790-5435.

TRANSFER  AGENT

     SyndicationNet's  uses  an  internal  transfer  agent,  Karen  Lee.

                                 USE OF PROCEEDS

     The shares of common stock covered by this prospectus are to be sold by SyndicationNet's shareholders and SyndicationNet will not receive any proceeds from such sales.

                                 DIVIDEND POLICY

     SyndicationNet has not paid any cash dividends on its common stock since inception and SyndicationNet does not anticipate paying any cash dividends on its common stock in the foreseeable future. SyndicationNet intends to retain future earnings, if any, to finance the expansion and development of its business. SyndicationNet's board of directors will determine, in its sole discretion, whether to declare any dividends on SyndicationNet's common stock in the future, based on its earnings, capital requirements, financial position, general economic conditions, and other relevant factors then existing.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion is intended to provide an analysis of SyndicationNet's financial condition and plan of operation and should be read in conjunction with SyndicationNet's financial statements and its related notes. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for the growth of SyndicationNet, trends in the results of SyndicationNet's development, anticipated development plans, operating expenses and SyndicationNet's anticipated capital requirements and capital resources. SyndicationNet's actual results could differ materially from the results discussed in the forward-looking statements.

     Although SyndicationNet believes that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, these expectations and assumptions may not prove to be correct.

General

     SyndicationNet.com, Inc., a Delaware corporation, is a holding company which was formed to acquire controlling interests in or to participate in the creation of, and to provide financial, management and technical support to, development stage businesses. SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

     SyndicationNet currently has one wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. Kemper is engaged in the retail brokerage business of preservative treated lumber such as utility poles, bridge pilings, timber and guardrail posts. Kemper is also developing computer software applications that will enable Kemper to manage on-line bidding for the treatment, sale and shipment of processed wood.

Plan  of  Operation

     SyndicationNet believes that it currently has enough cash on hand to enable it to operate for the next twelve months. SyndicationNet's revenues and profits, if any, will depend upon various factors, including whether SyndicationNet will be able to effectively evaluate the overall quality and industry expertise of potential acquisition candidates, whether SyndicationNet will have the funds to provide seed capital and mezzanine financing to brick-and-mortar, e-commerce and/or Internet-related companies and whether SyndicationNet can develop and implement business models that will enable growth companies to develop. SyndicationNet may not be able to effect any acquisitions of or investments in development stage companies if it is unable to secure sufficient funds to finance its proposed acquisitions costs.

     SyndicationNet has no plans, proposal, arrangements or understandings with any representatives of the owners of any business or company regarding an acquisition or merger transaction, contemplated in the registration statement.

     SyndicationNet intends for its management team to identify companies that are positioned to succeed and to assist those companies with financial, managerial and technical support. Over the next 12 months SyndicationNet intends to increase revenue and gross profit margin by focusing and expanding its consulting services. It is management's belief that potential acquisition targets can be better identified and assessed for risk if SyndicationNet first becomes involved with various companies on a consulting capacity. SyndicationNet's strategy is to integrate affiliated companies into a network and to actively develop the business strategies, operations and management teams of the affiliated entities.

     On September 19, 2000, SyndicationNet entered into a Services and Consulting Agreement with Tri-State Metro Territories LLC, a Delaware limited liability corporation ("Tri-State") in the business of selling franchised hair coloring salon units under the copy right name of "haircolorxpress". SyndicationNet was retained as Tri-State's consultant to assist in the development of management, sales, and marketing of "haircolorxpress", franchised hair coloring salon units in the District of Columbia, Virginia, Maryland and Delaware. SyndicationNet will be compensated from Tri-State at an hourly rate of $150 to $250. On November 29, 2000, SyndicationNet received an initial retainer of $50,000 to be applied toward its hourly fees. The agreement which was for5 an unspecified period of time is on a month to month basis or project oriented basis; however, SyndicationNet is not currently providing any consulting services to Tri-State. SyndicationNet hopes that it will enter into several agreements over the next 12 months that will increase consulting fees as well as open dialog for acquisition considerations.

     SyndicationNet has generated internal sources of liquidity through its wood brokerage services and by collecting consulting fees for services rendered. SyndicationNet has generated liquidity from external sources through the sale of its securities in private transactions.


YEAR ENDED DECEMBER 31, 2000 COMPARED TO DECEMBER 31, 1999 FOR SYNDICATIONNET TOGETHER WITH ITS WHOLLY OWNED SUBSIDIARY, KEMPER PRESSURE TREATED FOREST PRODUCTS, INC.

     For the year ended December 31, 2000, SyndicationNet's revenues increased by 30.7% to $7,315,093 from $5,597,576 for the year ended December 31, 1999. The increase is primarily attributed to the growth of SyndicationNet's wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc. It is the position of management that the client base of the subsidiary should expand over the next year and the trend should continue.

     The general operation and management expenses for the period ended December 31, 2000 increased 122% to $570,334 up from $256,555 for the period ending December 31, 1999. It is management's belief that the increase is primarily attributed to the one time expenses related to SyndicationNet's recent merger, filing of its registration statement and public offering efforts. The cost of audits, legal fees, and project consulting fees attributed to the merger process and public offering efforts have been extensive, but are expected to decrease over the next 12 months.

      Cost of sales were $7,267,571 for the year ended December 31, 2000, compared to $5,526,429 for the year ended December 31, 1999. This increase in cost of sales was primarily attributable to an increase in SyndicationNet's revenue.

     The net losses for the year ended December 31, 2000 were $(485,439) compared to net losses of $(212,220) for the year ended December 31, 1999. The primary reasons for the increase in the current period loss were the costs attributed to the merger and registration process.

     Total current assets increased to $571,761 at December 31, 2000 from $496,150 at December 31, 1999, due primarily to the increase of SyndicationNet's accounts receivable. Total current liabilities increased to $998,257 at December 31, 2000 from $962,524 at December 31, 1999.


PERIOD ENDED JUNE 30, 2001 COMPARED TO JUNE 30, 2000 FOR SYNDICATIONNET TOGETHER WITH ITS WHOLLY OWNED SUBSIDIARY, KEMPER PRESSURE TREATED FOREST PRODUCTS, INC.

     For the period ended June 30, 2001, SyndicationNet's revenues increased to $4,467,577 from $3,380,538 for the period ended June 30, 2000. The increase is primarily attributed to the growth of SyndicationNet's wholly owned subsidiary, Kemper Pressure Treated Forest Products, Inc.

     Cost of sales were $4,439,708 for the period ended June 30, 2001, compared to $3,357,920 for the period ended June 30, 2000. This increase in cost of sales was primarily attributable to an increase in SyndicationNet's revenue.

     The net income for the period ended June 30, 2001 was $81,285 compared to net losses of $256,656 for the period ended June 30, 2000.

     Total current assets increased to $920,977 at June 30, 2001 from $573,581 at December 31, 2000, due primarily to the increase of SyndicationNet's accounts receivable. Total current liabilities increased from $998,257 at December 31, 2000 to $1,264,368 at June 30, 2001. SyndicationNet's accounts receivable increased over the last two fiscal years due to SyndicationNet's increase in the sale of its wood products through its subsidiary, Kemper.

     SyndicationNet has not paid dividends on its common stock, and intends to reinvest its earnings to support its working capital and expansion requirements. SyndicationNet intends to continue to utilize its earnings in the development and expansion of the business and does not expect to pay cash dividends in the foreseeable future. It is the belief of management that as SyndicationNet moves toward an active trading status the ability to raise capital by stock issuance to effect its business plan is enhanced.

     SyndicationNet does not expect to purchase or sell any manufacturing facilities or significant equipment over the next twelve months.

     SyndicationNet's material commitments for capital expenditures are limited to normal operating costs which may include legal, accounting and payroll fees. SyndicationNet does not foresee having any capital expenditure commitments except in the event that it seeks to make an acquisition, in which case, SyndicationNet intends to issue shares of its common stock to raise funds to facilitate such acquisition. At this time, SyndicationNet has not identified any acquisition candidates.


      SyndicationNet does not foresee any significant changes in the number of its employees over the next twelve months.


                                    MANAGEMENT

     The following table sets forth information regarding the members of SyndicationNet's board of directors and its executive officers:


     Name                 Age         Position

     Vance  Hartke        81          President  and  Director

     Mark  Griffith       41          Treasurer,  Secretary  and  Director

     Cynthia  White       32          Chief  Financial  Officer

     Mark  Solomon        45          Director

     Wayne  Hartke        52          Director

     Howard  B.  Siegel   57          Director

     SyndicationNet's directors have been elected to serve until the next annual meeting of the stockholders of SyndicationNet and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification. SyndicationNet's Certificate of Incorporation provides that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. SyndicationNet's executive officers are appointed by and serve at the discretion of the Board.

     SENATOR VANCE HARTKE, ESQ. (retired) has served as the President and a director of SyndicationNet and Kemper since August 1999. Retired Senator Hartke received his Juris Doctor in 1948 from Indiana University Law School. From 1956 to 1958, Senator Hartke served as the Mayor of the City of Evansville, Indiana. From 1958 to 1976, Vance Hartke served as the United States Senator from Indiana for three terms. Senator Hartke was a member of the United States Senate Finance Committee with jurisdiction over taxes, debt control, international trade, social security, welfare, health and energy, and a member of the United States Senate Commerce Committee with jurisdiction over trade and tourism, business, communication and consumer affairs.

     For at least the last five years, former Senator Vance Hartke is a practicing attorney who currently heads "The Hartke Group", a full service family-owned law firm located in Falls Church, Virginia. Over a period of 30 years, Mr. Hartke has been involved with the United Nation, the World Health Organization, the Food and Agricultural Organization, the United Nations Development Program, the World Bank, U.S. Aide, the Overseas Private Investment Corporation, the Export-Import Bank, the Inter American Development Bank and various agencies of the United States Administration, the United States Senate and the United States House of Representatives.

     Senator Hartke is the co-founder of the American Trial Lawyers Association and the founder of the International Executive Service Corps. Senator Hartke currently serves as a director of Neptune Pharmaceuticals USA, Inc., a privately held company that imports and exports pharmaceutical products, and also serves as a director of Wood Holdings, Inc. and Wood Sales, Inc., privately held companies in the wood preservative industry.

     MARK SOLOMON, ESQ. has served as Chairman of the Board of Directors of SyndicationNet and of Kemper since August 1999. Mr. Solomon received a Bachelor of Science Degree from Nova University in 1976 and received his Juris Doctor from Nova University Law School in 1979. For at least the last five years Mr. Solomon has been a practicing attorney for Mark Solomon, P.A., located in Florida, specializing in criminal law.

     CYNTHIA WHITE has served as the Chief Financial Officer of SyndicationNet and of Kemper since August 1999. Since October, 1991, Ms. White has owned The Accelerated Group, Inc., an accounting firm located in Florida which specializes in corporate and individual taxes, audits, financial reporting and business consultation. From 1992 to 1993, Ms. White also served as the Comptroller for Optoelectronics, Inc. and prior to that she served as an accountant for Florida Business Services, Inc. and the accounting firm of James and Surman, CPA. In 1992, Ms. White received her B.A. from Florida Atlantic University with a major in accounting. Ms. White also serves as the treasurer for the Boca Raton Society for the Disabled, Inc.

     MARK GRIFFITH has served as the Treasurer, Secretary and a director of SyndicationNet and of Kemper since August 1999. Mr. Griffith received his Bachelor of Arts degree in History and in Education from Salisbury State University in 1984. From December 2000 to the present, Mr. Griffith has served as the senior compliance examiner for Sterling Financial Investment Group located in Florida. From September 2000 to December 2000, Mr. Griffith worked as a registered securities principal with National Securities, Inc., a Florida based securities firm. From 1997 to September, 2000, Mr. Griffith served as the Chief Compliance Officer for the Agean Group, a Florida based securities firm. Prior to 1997, Mr. Griffith worked as a stockbroker for J.W. Grant and Associates.

     WAYNE HARTKE, ESQ. has served as a director of SyndicationNet and of Kemper since August 1999. Mr. Hartke received his Bachelor of Arts degree from the University of Pennsylvania in 1970 and received his Juris Doctor in 1973 from the California Western School of Law. Mr. Hartke, for at least the last five years has been a partner in the law firm of Hartke & Hartke located in Falls Church, Virginia and is currently admitted to the bars of the District of Columbia, Virginia and California. Mr. Hartke served as corporate counsel to Norris Satellite Communications, Inc. where he participated in negotiations with Sprint, Orbital Sciences Corporation, Harris Corporation and Echostar regarding satellite launch contracts. Mr. Hartke also has experience in Federal Communications Commission license applications, the development and sale of coal properties, international crude oil purchases and the acquisition and marketing of Internet domain names.

     Mr. Hartke currently serves as a director of Tong-1 Pharmaceuticals, Inc., a privately held retail chain of drug stores operating in China. Mr. Hartke also serves as a director of Wood Holdings, Inc. and Wood Sales, Inc., privately held companies in the wood preservative industry. Mr. Wayne Hartke is the son of Senator Vance Hartke, the President and a director of SyndicationNet.

      HOWARD S. SIEGEL has served as a director of SyndicationNet and of Kemper since August 1999. Mr. Siegel received his Juris Doctor in 1969 from St. Mary's University Law School. Since 1969, Mr. Siegel has been a practicing attorney. For the past five years, Mr. Siegel has worked with the law office of Yuen & Associates, located in Houston, Texas. Prior to working for Yuen & Associates, Mr. Siegel was employed with the Internal Revenue Service, Tenneco, Inc., Superior Oil Company and Braswell & Paterson. Mr. Siegel serves as a director of Golden Triangle Industries, Inc. (GTII), a public company traded on the Nasdaq exchange, and serves as a director for Signature Motor Cars, Inc, a privately-held company.

DIRECTOR  COMPENSATION

     Directors receive an annual issuance of 10,000 shares of SyndicationNet's common stock for serving as directors of SyndicationNet and are repaid for their expenses incurred for serving as directors.

     SyndicationNet pays accounting fees to the Accelerated Group, Inc., a private accounting firm owned by Cynthia White, SyndicationNet's Chief Financial Officer. SyndicationNet believes that it has paid less than $5,000 annually for the past three years as compensation for such accounting services.

EXECUTIVE  COMPENSATION

     Neither the officers nor directors of SyndicationNet have received any cash compensation or cash bonus for services rendered during 1999 or 2000.


                           SUMMARY  COMPENSATION  TABLE

                                         Long-Term  Compensation
                                      -----------------------------
         Annual  Compensation                 Awards        Payouts
        ---------------------                ------        -------
Name  and                            Restricted
Principal                            Stock
Position(s)       Year    Salary($)  Bonus($)  Other($)  Awards(#  shares)
                                              Compensation
--------------    ----     -------  ---------------------------------------
Vance  Hartke     2000          0     10,000  shares*
                  1999          0     10,000  shares*
                  1998          0

* Such shares were issued to Mr. Hartke for his service as a director of SyndicationNet.

     SyndicstionNet does not have any long term compensation plans or stock option plans.

EMPLOYMENT  AGREEMENTS

     SyndicationNet has not entered into employment agreements with any of its officers or employees. All key employees serve in their positions until further action of the President of SyndicationNet or its Board of Directors.

     The officers and directors of SyndicationNet intend to devote time to matters related to SyndicationNet approximately as follows:

Vance Hartke   - 5% of his time      Mark Griffith - 5%  of  his  time
Cynthia White - 5% of her time Mark Solomon - 15% of his time Wayne Hartke - 15% of his time Howard B. Siegel - 5% of his time

CONSULTING  AGREEMENT

     SyndicationNet ratified a corporate services consulting agreement that Kemper had with Source Management Services ("Source Management") Brian Sorrentino, a significant shareholder of SyndicationNet, is the president and sole director and shareholder of Source Management. Source Management is to oversee the general activities of SyndicationNet and Kemper on a day to day basis, develop and execute SyndicationNet's and Kemper's business plan, assist in the preparation of audits, registration statements and for SyndicationNet the listing of its securities on the OTC Bulletin Board. For the fiscal year 2000, SyndicationNet has agreed to compensate Source Management the greater of $150 per hour or $17,500 per month. Mr. Sorrentino has waived any claims for consulting fees owed to him for the first nine months of the fiscal year ended December 31, 2001. If and when SyndicationNet's securities are traded on any United States securities market, Source Management will receive 5% of the then outstanding shares of SyndicationNet's common stock.

FAMILY  RELATIONSHIPS

     Wayne Hartke, a member of SyndicationNet's Board of Directors, is the son of Vance Hartke. There are no other family relationships among SyndicationNet's directors, executive officers or other persons nominated or chosen to become officers or executive officers.

LEGAL  PROCEEDINGS

     SyndicationNet is not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

     Management has received a request from an individual who owns shares of common stock in a company claiming that he is entitled to have such shares converted into shares of common stock of SyndicationNet. Management believes that the claim is without merit and, if pursued, will contest it vigorously.

INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS

     SyndicationNet's Certificate of Incorporation and bylaws provide that SyndicationNet shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify its directors, as well as any of SyndicationNet's officers or employees to whom SyndicationNet has agreed to grant indemnification.

     Section 145 of the Delaware General Corporation Law ("DCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director:

- for breach of the director's duty of loyalty to the corporation or its stockholders;

- for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

- under Section 174 (relating to the liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law; or

- for any transaction from which the director derived an improper personal benefit.


     The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by laws, any agreement, vote of shareholder or otherwise.

     The effect of the foregoing is to require SyndicationNet to indemnify its officers and directors for any claim arising against such person in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to SyndicationNet's best interests, and, with respect to any criminal actions or proceedings, had no reasonable cause to believe his conduct was unlawful.

     SyndicationNet has adopted a charter provision that requires it to indemnify all of the present and former directors, officers, agents and employees of SyndicationNet to the fullest extent permitted by Delaware law. In connection with SyndicationNet's indemnification obligations to such persons, SyndicationNet may make advances to cover a person's expenses provided that SyndicationNet receives an undertaking from such person to repay the advances unless the person is ultimately determined to be entitled to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to SyndicationNet's directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, SyndicationNet has been advised that in the opinion of the Securities and Exchange Commission indemnification for such liabilities is against public policy as expressed in the Securities Act and is therefore unenforceable.


                          SECURITY OWNERSHIP OF CERTAIN
                         BENEFICIAL OWNERS AND MANAGEMENT


     The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of SyndicationNet's common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to the exercise of warrants or options held by the named securityholder.

                                 Number  of
                                    Shares          Percent  of  Class
                                    ------          ------------------
Vance  Hartke                       20,000          (*)
President  and  director
7637  Leesburg  Pike
Falls  Church,  Virginia  22043

Mark  Griffith                      20,000          (*)
Secretary,  Treasurer
and  director
465  NE  3rd  Street
Boca  Raton,  Florida  33432

Cynthia  White                     30,000           (*)
Chief  Financial  Officer
7637  Leesburg  Pike
Falls  Church,  Virginia  22043

Mark  Solomon                     104,000           (*)
Director
901 South Federal Highway
Fort Lauderdale, Florida
22216

Wayne  Hartke                      20,000           (*)
Director
7637  Leesburg  Pike
Falls  Church,  Virginia  22043

Howard  B.  Siegel                 20,000           (*)
Director
15902  South  Barker  Landing
Houston,  Texas  77079

Dale  Hill                      4,708,366          43.6%
5056  West  grove  Drive
Dallas,  Texas  75248

Brian  Sorrentino               3,732,924          34.6%
Consultant
PO  Box  484
Damascus,  MD  20872

All Officers and Directors        214,000          1.98%
as  a  group  (6  persons)
____________________

*  Represent  less  than  1%  of  the  outstanding  shares  of  SyndicationNet

(1) Based upon 10,781,750 shares of SyndicationNet's common stock issued and outstanding as of September 1, 2001.

                             SELLING SECURITYHOLDERS

     SyndicationNet is registering for offer and sale by the holders thereof 561,500 shares of common stock held by securityholders. The selling securityholders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. See "Risk Factors".

     SyndicationNet intends to apply to have its common stock quoted on the OTC Bulletin Board; however SyndicationNet's securities may not be accepted for quotation on the OTC Bulletin Board.

     All of the selling securityholders' shares registered hereby will become tradeable on the effective date of the registration statement of which this prospectus is a part.

     The following table sets forth ownership of the Securities of SyndicationNet held by each person who is a selling securityholder.


                                  Number of     Number of        Percent  of  Stock  Owned (1)(2)
                                     Shares      Shares             Prior  to          After
Name  and  Address                   Owned     Offered Herein       Offering           Offering
------------------                 ----------  ---------------   ----------------    -------------
Frank Caravel                        10,000       10,000                (*)             (*)
13357 J.W. 42nd Street
Davie, Florida 33330

Barry Carded                          8,000        8,000                (*)             (*)
1821 J.W. 11th Street
Ft. Lauderdale, Florida 33312

Commercial Roofing(3)                30,000       30,000                (*)             (*)
Analyst Profit Sharing Plan
3 Chapel Hill Road
Oakland, New Jersey 07436

Lisa Carrier                          1,000        1,000                (*)             (*)
725 SE 23rd Street
Ft Lauderdale, Florida 33316

Kim Dickinson                        10,000       10,000                (*)             (*)
5641 Vayln Rd.
Baltimore, Maryland 21228

Allen Martin Dubow                   10,000       10,000                (*)             (*)
100 Main Street
White Plains, New York 10601

Allen and Marjorie Dubow             25,000       25,000                (*)             (*)
100 Main Street
White Plains, New York 10601

Dr. Ratti Kenta Duta                 38,000       10,000                (*)             (*)
304 West Michigan
Urbana, Illinois 61801

Alex Fenik                            1,000        1,000                (*)             (*)
1070 NE 2nd Terrace
Boca Raton, Florida 33432

Steve Framer                          1,000        1,000                (*)             (*)
1400 SW 72nd Avenue
Plantation, Florida 33316

Joanne Framer                           750          750                (*)             (*)
1400 SW 72nd Avenue
Plantation, Florida 33316

Robert L. Green, Jr.                200,000      200,000                1.8%            (*)
3115 Foxhall Road N.W.
Washington, D.C. 20016

Mark Griffith(4)                     20,000       5,000                (*)             (*)
465 NE 3rd Street
Boca Raton, Florida 33432

Vance Hartke (4)                     20,000       5,000                (*)             (*)
7637 Leesburg Pike
Falls Church, Virginia 22043

Wayne Hartke(4)                      20,000       5,000                (*)             (*)
7637 Leesburg Pike
Falls Church, Virginia 22043

                                      -21-

Janet L. Hender                       1,250       1,250                (*)             (*)
1618 Willow Run
Brookshire, Texas 77423

HTRG Consulting, LLC(5)             150,000     100,000               1.39%            (*)
1712 Featherwood Street
Silver Spring, Maryland 20904

Robert Lancy                         10,000      10,000                (*)             (*)
1570 NE 131st Street
North Miami, Florida 33161

Crieg D. Mahlberg                    15,000      15,000                (*)             (*)
428 140th Avenue NE
Hamlake, Minnesota 55304

Robert Marks                            750         750                (*)             (*)
12883 Peters Rd
Hemstead, Texas 77445

Paul and Linda Merson                12,500      12,500                (*)             (*)
4431 E. Country Club Circle
Plantation, Florida 33161

Howard Siegel (4)                    20,000       5,000                (*)             (*)
15902 South Barker Landing
Houston, Texas 77079

Donald Sinclair                       1,000       1,000                (*)             (*)
2180 N.W. 93rd Avenue
Pembroke Pines, Florida 33024

Donald L. Siebenmorgen                  500         500                (*)             (*)
7623 Breas Glen
Houston, Texas 77071

Mark Solomon (4)                    104,000      30,000                (*)             (*)
901 S. Federal Highway
Fort. Lauderdale, Florida 33316

Brian Sorrentino (6)              3,732,924      40,000               34.6%           34.2%
PO Box 484
Damascus, Maryland 20872

Steven J. Sprechman                   1,000       1,000                (*)             (*)
18305 Biscayne Blvd. #213
Miami, Florida 333160

Susan Stickley                        1,250       1,250                (*)             (*)
823 Montery Street
Coral Gables, Florida 33134

Jennifer Thompson                       500         500                (*)             (*)
2910 Washington St
Coconut Grove, Florida 33133

David Tiralla                         2,500       2,500                (*)             (*)
1410 Armacost Rd.
Pankton, Maryland 21120

Catherin Anne Tiralla                 2,500       2,500                (*)             (*)
1410 Armacost Rd.
Pankton, Maryland 21120

Frank Vopitta                         5,000       5,000                (*)            (*)
18691 Middletown Rd
Parkton, Maryland 21120

Gregory Volpitta                      5,000       5,000                (*)            (*)
1220 Monkton Rd.
Monkton, Maryland 21111

Cynthia White (4)                    30,000       5,000                (*)            (*)
7637 Leesburg Pike
Falls Church, Virginia 22043

Helly White                           1,000       1,000                (*)            (*)
9300 SW 60th Avenue
Miami, Florida 33156

-----------------
* Represents less than 1% of SyndicationNet's outstanding shares of common stock

(1) The figure is based upon 10,781,750 shares of common stock outstanding as of the date of this prospectus.

(2) The figure assumes the sale of all of the shares offered by the selling securityholders.

(3)  The  principal  of  the  named  shareholder  is  Mr.  Rainer  Gerbatch.

(4) The named selling securityholder is an officer and/or director of SyndicationNet.

(5) The named shareholder entered into a consulting agreement with SyndicationNet to provide web design, internet and research services. Its principal is Thomas Gibbs.

(6) The named shareholder is a consultant to SyndicationNet and is an owner of more than 10% of SyndicationNet's shares of common stock outstanding.

     In the event a selling securityholder receives payment from sales of their shares, SyndicationNet will not receive any of the proceeds from those sales. SyndicationNet is bearing all expenses in connection with the registration of the selling security holder's shares offered by this prospectus.

     The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission which Rules pertain to delayed and continuous offerings and sales of securities. In regard to the selling securityholder's shares offered under Rule 415, SyndicationNet has made undertakings in Part II of the registration statement of which this prospectus is a part pursuant to which, in general, SyndicationNet has committed to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     SyndicationNet.com ratified a corporate service consulting agreement that Kemper had with Source Management Services. Source Management is to oversee the general activities of Kemper and SyndicationNet on a day to day basis, develop and execute Kemper's and SyndicationNet's business plan, assist in the preparation of audits, registration statements and assist SyndicationNet in the listing of its securities on the OTC Bulletin Board. For the fiscal year 2000, SyndicationNet.com has agreed to compensate Source Management the greater of $150 per hour or $17,500 per month. Mr. Sorrentino has waived any claims for consulting fees owed to him for the first nine months of the fiscal year ended December 31, 2001. If and when SyndicationNet.com's securities are traded on any stock exchange, Source Management will receive
5%  of the outstanding shares of SyndicationNet.com's common stock.
Mr. Sorrentino, the sole officer and director of Source Management
Services and has a material interest in the transaction in that he is compensated on a monthly basis and may, subject to the trading of SyndicationNet's securities, receive 5% of the outstanding common shares of SyndicationNet.

     In 1999 SyndicationNet borrowed an aggregate of $105,000 from Brian Sorrentino, a greater than 5% shareholder of SyndicationNet's common stock and the principal of Source Management Services. SyndicationNet executed a promissory note for the loan amount at an interest rate of 12% per annum. The loan, due March 3, 2000, has not been paid as of the date of this filing.

     In September 1999, SyndicationNet borrowed $25,000 from Dr. Ratti Kenta Dutta, a selling securityholder. Dr. Dutta agreed to cancel his loan together with any accrued interest in exchange for an aggregate of 38,000 shares of SyndicationNet's common stock which shares were issued to Dr. Dutta in August 2000.

     The control persons of Kemper Pressure Treated Forest Products, Inc. were Dale Hill who owned approximately 66% of Kemper and Brian Sorrentino who owned approximately 34% of Kemper. The controlling person of Algonquin Acquisition Corporation was its sole shareholder, TPG Capital Corporation, and its controlling shareholder, James M. Cassidy. The controlling persons of Life2K.com, Inc. were its directors Vance Hartke, Mark Griffith, Cynthia White, Mark Solomon, Wayne Hartke and Howard Siegel and its controlling shareholders Dale Hill and Brian Sorrentino. The controlling person of Generation Acquisition Corporation was its sole shareholder, TPG Capital Corporation, and its controlling shareholder, James M. Cassidy.

     SyndicationNet pays accounting fees to the Accelerated Group, Inc., a private accounting firm owned by Cynthia White, SyndicationNet's Chief Financial Officer. SyndicationNet believes that it has paid less than $5,000 annually for the past three years as compensation for such accounting services.

     Mr. Sorrentino, a consultant and 10% shareholder of SyndicationNet, owns 63.5% of the outstanding shares of Tri-State and is a development agent and general partner of Tri-State. Mark Solomon, a director of SyndicationNet, owns 8.3% of the outstanding shares of Tri-State. Robert Green, a less than 5% shareholder of SyndicationNet owns 9% of tri-State. The investments in Tri-State made by the above stated individuals were after September 19, 2000 which is when SyndicationNet entered into its consulting agreement with Tri-State Metro Territories.

                            DESCRIPTION OF SECURITIES
COMMON  STOCK

     SyndicationNet is authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 10,781,750 shares were outstanding as of the date of this report. All of SyndicationNet's outstanding shares have been held in excess of one year. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale.

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of SyndicationNet, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

     Holders  of  common  stock  have  no  preemptive  rights  to  purchase
SyndicationNet's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

No Trading Market

     There is currently no established public trading market for SyndicationNet's securities. A trading market in SyndicationNet's securities may never develop. SyndicationNet intends to apply for admission to quotation of its securities on the OTC Bulletin Board. If in the future SyndicationNet meets the qualifications for admission to quotation on the Nasdaq SmallCap Market, it may apply for admission. If for any reason SyndicationNet's common stock is not listed on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

PREFERRED  STOCK

     SyndicationNet is authorized to issue 20,000,000 shares of preferred stock, $.0001 par value per share. As of the date of this prospectus, there were no shares of preferred stock outstanding. The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of SyndicationNet without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, SyndicationNet has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

Additional  Information  Describing  Securities

     Reference is made to applicable statutes of the state of Delaware for a description concerning statutory rights and liabilities of shareholders.

Trading  of  Shares

     There are no outstanding options, options to purchase, or securities convertible into shares of SyndicationNet's common stock other than the securities described herein. SyndicationNet has not agreed with any shareholders, to register their shares for sale, other than for this registration. SyndicationNet does not have any other public offerings in process or proposed.

Admission  to  Quotation  on  Nasdaq  SmallCap  Market  or  OTC  Bulletin  Board

         If SyndicationNet meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board or the Nasdaq SmallCap Market. If SyndicationNet's securities are not quoted on the OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, SyndicationNet's securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board SyndicationNet's securities will trade on the OTC Bulletin Board until a future time, if at all, that SyndicationNet applies and qualifies for admission to quotation on the Nasdaq SmallCap Market. SyndicationNet may not now and it may never qualify for quotation on the OTC Bulletin Board or accepted for listing of its securities on the Nasdaq SmallCap Market.

         To qualify for admission to quotation on the Nasdaq SmallCap Market, an equity security must, in relevant summary,

         (1)  be  registered  under  the  Exchange  Act;

         (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid;

         (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000);

         (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000;

         (5)  have  a  minimum  bid  price  of  $4.00  per  share;  and

         (6)  have  at  least  300  beneficial  shareholders.

Penny  Stock  Regulation

      Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell SyndicationNet's common stock. The foregoing required penny stock restrictions will not apply to SyndicationNet's common stock if such stock reaches and maintains a market price of $5.00 or greater.

Reports  to  Shareholders

     SyndicationNet will furnish to holders of its common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. SyndicationNet may issue other unaudited interim reports to its shareholders as it deems appropriate.

                               PLAN OF DISTRIBUTION

Sales  by  Selling  Securityholders

         After effectiveness of this prospectus, the non-affiliated selling securityholders may offer and sell their shares at a price and time determined by them without regard to Rule 144. Of the 561,500 shares of common stock registered in this prospectus, 95,000 shares of common stock are held by officers, directors or affiliates of SyndicationNet.

     The common stock offered by this prospectus may be sold from time to time directly by the selling securityholders. Alternatively, the selling securityholders may from time to time offer those shares through underwriters, brokers, dealers, agents or other intermediaries. The distribution of the common stock by the selling securityholders may be effected in one or more transactions that may take place through customary brokerage channels, either through brokers acting as agents for the selling securityholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the OTC Bulletin Board (if the Company achieves listing on the OTCBB); in privately-negotiated sales; by a combination of these methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholders in connection with sales of the common stock.

         The selling securityholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling securityholder. The selling securityholder also may sell shares short and redeliver the shares to close out their short positions. The selling securityholder may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer the shares pursuant to this prospectus.

         The selling securityholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus. Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Sales  by  Affiliates

         Sales of the securities by affiliates of SyndicationNet are subject to the volume limitations imposed by Rule 144 even after registration of such securities. An affiliate who holds unrestricted securities may sell, within any three month period, a number of the shares of SyndicationNet that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if SyndicationNet's securities are trading on the Nasdaq Stock Market or an exchange at some time in the future, the average weekly trading volume during the four calendar weeks prior to such sale.

Resales  of  the  Securities  under  State  Securities  Laws

         The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the securities in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date the selling securityholders' securities will be eligible for resale in the secondary market in each state.

         If SyndicationNet meets the requirements of the OTC Bulletin Board it will apply for listing thereon. When and if it should qualify, if ever, it intends to apply for quotation of its securities on the Nasdaq SmallCap Market. SyndicationNet may not qualify for listing of its securities on the OTC Bulletin Board or may never satisfy the qualifications to be quoted on the Nasdaq SmallCap Market. If it should be accepted for listing thereon, then the underwriters may engage in passive market making transactions in SyndicationNet's common stock in accordance with Rule 103 of Regulation M.

         Following the completion of this offering, one or more broker-dealers may act as the principal market makers for the securities offered hereby. A broker-dealer acting as a market maker for a particular security will purchase and sell such securities for its own account, will maintain an inventory of such securities and may actively assist in the sale of these securities by producing research reports, recommending the security to its clients or otherwise. Under these circumstances, the market bid and asked prices for the securities may be significantly influenced by decisions of the market makers to buy or sell the securities for their own account. The market making activities of any market maker, if commenced, may subsequently be discontinued.

         By Rule 101 of Regulation M, participants in a distribution, including underwriters acting as market makers, are prohibited from bidding for, purchasing, or inducing the purchase of the distributed security during an applicable restricted period. Rule 103 provides an exemption to such restriction and certain distribution participants, including market makers, may engage in passive market making transactions provided the conditions of Rule 103 are met. Some of these conditions include, among other conditions including price and volume limitations, that market maker must be acting in its capacity as a market maker and the security is one quoted on Nasdaq.

                                  LEGAL MATTERS

LEGAL  PROCEEDINGS

     SyndicationNet is not a party to any litigation and management has no knowledge of any threatened or pending litigation against it.

     SyndicationNet has received a letter from an attorney whose client claims that he has rights to shares of common stock of SyndicationNet by virtue of his ownership of shares in certain companies that he believes entitles him to stock conversion rights. Management of SyndicationNet has responded to the letter and believes the claim to be without merit.

LEGAL  OPINION

     Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law that the shares of common stock offered by the selling securityholders will be fully paid, validly issued and non-assessable. Cassidy & Associates has passed on the validity of the common stock offered by the selling securityholders but purchasers of the common stock should not rely on Cassidy & Associates with respect to any other matters. James M. Cassidy, a principal of Cassidy & Associates, is the beneficial shareholder of 250,000 shares of the common stock of SyndicationNet.

                                     EXPERTS

     The audited financial statements for the periods ended December 31, 1999 and 2000 included in this prospectus have been so included in reliance on the report of HJ & Associates LLC, independent accountants, given on the authority of HJ & Associates LLC as experts in auditing and accounting.

                              AVAILABLE INFORMATION

     SyndicationNet is subject to the informational reporting requirements of the Securities Exchange Act of 1934 and intends to file reports and other information with the Commission. Reports, proxy statements and other information filed by SyndicationNet, including its registration statement, can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     SyndicationNet will provide without charge to each person who receives a copy of the prospectus which is part of this registration statement, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. All requests should be made in writing to Vance Hartke, President, The Hartke Building, 7637 Leesburg Pike, Falls Church, Virginia 22043 or by telephone at 703/748-3480.


     INDEX  TO  FINANCIAL  STATEMENTS

   The unaudited financial statement for the period ended June 30, 2001 and the audited financial statements for the periods ended December 31, 1999 and 2000 are included herein.

                            SYNDICATION NET.COM, INC.
                                 AND SUBSIDIARY

                        CONSOLIDATED FINANCIAL STATEMENTS

                       JUNE 30, 2001 AND DECEMBER 31, 2000

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                           Consolidated Balance Sheets

                                     ASSETS
                                     ------

                                                        June  30,     December  31,
                                                          2001            2000
                                                          ----            ----
                                                       (Unaudited)
CURRENT ASSETS
  Cash                                                  $    47,244   $        45
  Accounts receivable (Note 1)                              872,369       571,716
                                                        ------------  ----------

    Total Current Assets                                    919,613       571,761
                                                        ------------  ------------

PROPERTY AND EQUIPMENT - NET (Note 2)                         1,364         1,820
                                                        ------------  ------------

    TOTAL ASSETS                                        $   920,977   $   573,581
                                                        ============  ============


               LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
               ----------------------------------------------

CURRENT LIABILITIES

  Accounts payable                                      $ 1,130,755   $   870,644
  Notes payable - related party (Note 6)                    105,000       105,000
  Accrued expenses (Note 3)                                  28,613        22,613
                                                        ------------  ------------
    Total Current Liabilities                             1,264,368       998,257
                                                        ------------  ------------

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock: 20,000,000 shares authorized of
   $0.0001 par value, no shares issued or outstanding.            -             -
  Common stock: 100,000,000 shares authorized of
   $0.0001 par value, 10,781,750 shares issued and
   outstanding                                                1,078         1,078
  Additional paid-in capital                                791,749       791,749
  Accumulated deficit                                    (1,136,218)   (1,217,503)
                                                        ------------  ------------
    Total Stockholders' Equity (Deficit)                   (343,391)     (424,676)
                                                        ------------  ------------
    TOTAL LIABILITIES AND STOCKHOLDERS'
     EQUITY (DEFICIT)                                   $   920,977   $   573,581
                                                        ============  ============

The accompanying  notes  are  an  integral part of these consolidated financial statements.

                                      -F1-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                      Consolidated Statements of Operations
                                  (Unaudited)


                              For the Three Months Ended    For the Six Months Ended
                                       June  30,                      June 30,
                              --------------------------   --------------------------
                                   2001          2000          2001          2000
                               ------------  ------------  ------------  ------------

NET SALES                      $ 2,198,581   $ 1,742,043   $ 4,467,577   $ 3,380,538

COST OF SALES                    2,184,910     1,730,793     4,439,708     3,357,920
                               ------------  ------------  ------------  ------------

GROSS MARGIN                        13,671        11,250        27,869        22,618
                               ------------  ------------  ------------  ------------

OPERATING EXPENSES

  Depreciation                         228           227           456           455
  General and administrative.        7,297       197,675        72,613       272,148
                               ------------  ------------  ------------  ------------

    Total Operating
     Expenses                        7,525       197,902        73,069       272,603
                               ------------  ------------  ------------  ------------

INCOME (LOSS) FROM
 OPERATIONS                          6,146      (186,652)      (45,200)     (249,985)
                               ------------  ------------  ------------  ------------

OTHER INCOME (EXPENSE)

  Other income                      47,000             -       132,485             -
  Interest expense                  (3,000)       (4,471)       (6,000)       (6,671)
                               ------------  ------------  ------------  ------------

    Total Other Income
     (Expense)                      44,000        (4,471)      126,485        (6,671)
                               ------------  ------------  ------------  ------------

NET INCOME (LOSS)              $    50,146   $  (191,123)  $    81,285   $  (256,656)
                               ============  ============  ============  ============

BASIC INCOME (LOSS)
 PER SHARE                     $      0.00   $     (0.01)  $      0.01   $     (0.01)
                               ============  ============  ============  ============

WEIGHTED AVERAGE
 NUMBER OF SHARES               10,781,750    17,180,975    10,781,750    17,180,975
                               ============  ============  ============  ============

The accompanying  notes  are  an  integral part of these consolidated financial statements.

                                      -F2-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
            Consolidated Statements of Stockholders' Equity (Deficit)




                                       Preferred  Stock       Common  Stock    Additional
                                     -------------------  -------------------   Paid-In     Accumulated
                                       Shares    Amount     Shares    Amount    Capital     Deficit
                                      --------  --------  ----------  -------  ---------    ------------
Balance, December 31, 1998                  -   $     -    9,813,916  $   981  $192,209   $  (519,844)

Recapitalization                       60,000         6      189,312       19    59,975            -

Common stock issued for cash at
 $1.65 per share                            -         -        7,572        1    12,499             -

Net loss for the year ended
 December 31, 1999                          -         -            -        -         -      (212,220)
                                      --------  --------  ----------  -------  ---------  ------------

Balance, December 31, 1999             60,000         6   10,010,800    1,001   264,683      (732,064)

Conversion of preferred shares
 to common stock                      (60,000)       (6)      36,000        4         2             -

Common stock issued for cash at
 prices ranging from $0.83 to $2.50
 per share                                  -         -      193,500       19   227,482             -

Common stock issued for cash and
 services at $1.67 per share                -         -       50,400        5    83,995             -

Common stock issued for services
 at $1.67 per share                         -         -       78,000        8   129,992             -

Common stock issued for conversion
 of debt at $1.64 per share                 -         -       19,050        2    31,248             -

Recapitalization                            -         -      250,000       25       (25)            -

Common stock issued for cash at
 $0.047 per share                           -         -       94,000        9     4,377             -

Common stock issued for services
 at $1.00 per share                         -         -       50,000        5    49,995             -

Net loss for the year ended
 December 31, 2000                          -         -            -        -         -      (485,439)
                                      --------  --------  ----------  -------  ---------  ------------

Balance, December 31, 2000                  -         -   10,781,750    1,078   791,749    (1,217,503)

Net income for the six months ended
 June 30, 2001 (unaudited)                  -         -            -        -         -        81,285
                                      --------  --------  ----------  -------  ---------  ------------

Balance, June 30, 2001 (unaudited)          -   $     -   10,781,750  $ 1,078  $791,749   $(1,136,218)
                                      ========  ========  ==========  =======  =========  ============


The accompanying  notes  are  an  integral part of these consolidated financial statements.

                                      -F3-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
                                  (Unaudited)


                                                                  For  the  Six  Months  Ended
                                                                           June  30,
                                                                  ----------------------------
                                                                      2001            2000
                                                                  -------------     ----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                   $  81,285   $(256,656)
  Adjustments to reconcile net income (loss) to
    net cash provided (used) by operating activities:
    Depreciation                                                            456         455
  Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable                         (300,653)   (110,988)
    Increase (decrease) in accrued expenses                               6,000      (5,829)
    Increase (decrease) in accounts payable                             260,111       33,508
                                                                    ------------   -----------

      Net Cash Provided (Used) by Operating Activities                   47,199    (339,510)
                                                                     -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES                                       -           -
                                                                     -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Payment on notes payable - related party                                  -       (50,000)
  Proceeds from issuance of common stock                                    -        393,251
                                                                     -----------  ------------

    Net Cash Provided by Financing Activities                               -        343,251
                                                                     -----------  ------------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                                         47,199       3,741

CASH AT BEGINNING OF PERIOD                                                   45       5,580
                                                                      -----------  -----------

CASH AT END OF PERIOD                                                $    47,244   $   9,321
                                                                     ============  ===========

SUPPLEMENTAL CASH FLOWS INFORMATION:

Cash Paid For:

  Interest                                                           $       -     $      -
  Income taxes                                                       $       -     $      -

                                      -F4-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                      June 30, 2001 and December 31, 2000



NOTE 1   ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING POLICIES

          a. Organization

          The consolidated financial statements presented are those of Syndication Net.com, Inc. (formerly Life2K.com, Inc.) (Syndication) and its wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. (Kemper). Collectively, they are referred to herein as the "Company". Syndication was incorporated under the name of Generation Acquisition Corporation (Generation) on March 25, 1999 under the laws of the State of Delaware to engage in any lawful act or activity. Effective August 16, 1999, Life2K.com, Inc. (Life2K) issued 16,200,000 shares of its common stock and 60,000 shares of its preferred stock in exchange for the issued and outstanding stock of Kemper. Costs associated with the recapitalization totaling $60,000 were expensed during the year ended December 31, 1999 as a result of the 60,0000 preferred shares issued. Effective
          October 13, 2000, pursuant to an Agreement and Plan of Organization between Generation Acquisition Corporation and Life2K, Generation Acquisition Corporation issued 10,387,750 shares of its outstanding common stock for 100% of the outstanding shares of Life2K. As part of the transaction, Life2K was merged with and into Generation Acquisition Corporation, Life2K was dissolved and Generation Acquisition Corporation changed its name to Syndication Net.com, Inc.

          Kemper was incorporated on December 28, 1987 under the State laws of Mississippi. Kemper was organized to procure, buy, sell and harvest forest products for treating poles, conventional lumber and wood products, as well as preserve and treat wood and forest products for sale in wholesale and retail markets.

          On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment under which it conditionally sold all of its assets as well as reassigned its lease related to its manufacturing enterprise. From that time, Kemper has acted as a retail broker, having eliminated virtually all of its manufacturing capacity.

          At the time of the acquisition of Kemper, Life2K was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Life2K's common stock for the common stock of Kemper resulted in the former stockholders of Kemper obtaining control of Life2K. Accordingly, Kemper became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Kemper with no adjustment to the basis of Kemper's assets acquired or liabilities assumed. For legal purposes, Life2K was the surviving entity.

          At the time of the acquisition of Life2K, Syndication was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Syndication's common stock for the common stock of Life2K resulted in the former stockholders of Life2K obtaining control of Syndication. Accordingly, Life2K became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Life2K with no adjustment to the basis of Life2K's assets acquired or liabilities assumed. For legal purposes, Syndication was the surviving entity.
                                      -F5-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial statements
                      June 30, 2001 and December 31, 2000


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

          b.  Accounting  Method

          The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

          c.  Cash  and  Cash  Equivalents

          The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

          d.  Accounts  Receivable

          Accounts receivable consist entirely of an amount due from one customer. As management of the Company believes the amount to be fully collectible, no allowance for doubtful accounts has been recorded at June 30, 2001 and December 31, 2000.

          e.  Basic  Loss  Per  Share

          The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements as follows:


                                      For  the                     For  the
                              Three  Months  Ended             Six Months  Ended
                                     June  30,                     June  30,
                              ---------------------------  --------------------------
                                   2001          2000          2001          2000
                               ------------  ------------  ------------  ------------
                               (Unaudited)    (Unaudited)   (Unaudited)   (Unaudited)
  Income (loss) (numerator) .  $     50,146  $  (191,123)  $     81,285  $  (256,656)

  Weighted average shares
    outstanding (denominator)    10,781,750   17,180,975     10,781,750   17,180,975
                               ------------  ------------  ------------  ------------
  Basic income (loss) per
   share. . . . . . . . . . .  $       0.00  $     (0.01)  $       0.01  $     (0.01)
                               ============  ============  ============  ============


          f.  Change  in  Accounting  Principle

          The Company has adopted the provisions of FASB Statement No. 138 "Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because the Company had adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

                                      -F6-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial statements
                       June 30, 2001 and December 31, 2000


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
               (Continued)

          f.  Change  in  Accounting  Principle  (Continued)

          The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

          The Company has adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)". This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principle had no material effect on the Company's consolidated financial statements.

          g.  Property  and  Equipment

          Property and equipment is recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed from the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over a period of five years.

                                      -F7-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                       June 30, 2001 and December 31, 2000


NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            (Continued)

          h.  Provision  for  Taxes

          At December 31, 2000, the Company had net operating loss carryforwards of approximately $1,217,000 that may be offset against future taxable income through 2020. No tax benefit has been reported in the consolidated financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

          Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

          i.  Principles  of  Consolidation

          The consolidated financial statements include those of Syndication and its wholly-owned subsidiary, Kemper.

          Any material intercompany accounts and transactions have been eliminated.

          j.  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          k.  Advertising

          The Company follows the policy of charging the costs of advertising to expense as incurred.

          l.  Revenue  Recognition  Policy

          Revenue  is  recognized  upon  shipment  of  goods  to  the  customer.

                                      -F8-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                       June 30, 2001 and December 31, 2000


NOTE  1  -  ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
            (Continued)

          m.  Concentrations  of  Risk

          Concentration  in  the Volume of Business Transacted with a Particular
          ----------------------------------------------------------------------
          Supplier
          --------

          The Company currently engages the services of only one supplier, which provides 100% of its wood treating and procurement services. Although there are a limited number of manufacturers which provide wood treating and procurement services, management believes that other suppliers could provide these services on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

          Concentration  in  the Volume of Business Transacted with a Particular
          ----------------------------------------------------------------------
          Customer
          --------

          The Company currently has one major customer which accounts for 100% of its revenues. Although the Company is continually negotiating contracts with potential customers, a loss of this customer could greatly affect the operating results of the Company.

          n.  Unaudited  Consolidated  Financial  Statements

          The accompanying unaudited consolidated financial statements include all of the adjustments which, in the opinion of management, are necessary for a fair presentation. Such adjustments are of a normal recurring nature.

NOTE  2  -     PROPERTY  AND  EQUIPMENT

Property  and  equipment  consists  of  the  following:

                                      June  30,           December  31,
                                        2001                 2000
                                     ----------         -------------
                                     (Unaudited)

     Office  equipment               $    4,550          $     4,550
     Accumulated  depreciation           (3,186)              (2,730)
                                     -----------         ------------

     Net  property  and  equipment   $    1,364          $     1,820
                                     ============        ============

                                      -F9-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                       June 30, 2001 and December 31, 2000


NOTE  3  -     ACCRUED  EXPENSES

          At June 30, 2001 and December 31, 2000, accrued expenses consist of $28,613 and $22,613, respectively, of interest payable associated with the related party - notes payable (Note 6).

NOTE  4  -     COMMITMENTS  AND  CONTINGENCIES

          On May 18, 1999, the Company entered into an agreement to acquire a reporting United States corporation with audited financial statements showing no material assets or liabilities. The Company agreed to pay $100,000 for its services in regard to the transaction. Payment of this amount is to be made as follows:

          $10,000 on execution of the agreement, $30,000 on delivery of offering materials under rules 504 and/or 506, $35,000 on the business combination and $25,000 on the filing of a Form 8-K with the Securities and Exchange Commission. If the Company does not elect to make any offerings under rules 504 or 506, then the payment due on the business combination will be $60,000.

          On April 7, 1999, the Company ratified its corporate service consulting agreement with Source Management Services (Source), a related company owned by a significant shareholder. Source is to oversee the general activities of the Company on a day-to-day basis, develop and execute a business plan, and assist in other ongoing administrative issues. For the year ended December 31, 2000, the Company agreed to pay Source the greater of $150 per hour or $17,500 per month. The Company has also agreed to award Source a bonus of 5% of the outstanding shares of stock when SyndicationNet's securities are traded on any United States stock exchange.

          On September 19, 2000, the Company entered into a Services and Consulting Agreement with Tri-State Metro Territories, Inc. (Tri-State), a business that sells franchised hair coloring salon units under the copyright name of "haircolorxpress." The Company was retained as Tri-State's consultant to assist in the development of management, sales and marketing of "haircolorxpress" franchised hair coloring salon units. The Company received a total of $51,300 during 2000 as a result of the consulting agreement with Tri-State. The Company received an additional $132,485 during the six months ended June 30, 2001 under the consulting agreement. The agreement is for a term of twenty years with up to four, five-year extensions. The Company is currently in negotiations with a number of companies that are interested in entering into similar consulting agreements.

NOTE  5  -     PREFERRED  STOCK

          The shareholders of the Company have authorized 20,000,000 shares of preferred stock with a par value of $0.0001. The terms of the preferred stock are to be determined when issued by the board of directors of the Company.

          On January 1, 2000, the remaining 60,000 Series A preferred shares were converted into common shares, thus, at December 31, 2000, no preferred shares were outstanding.


                                      -F10-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                 Notes to the Consolidated Financial Statements
                       June 30, 2001 and December 31, 2000


NOTE  6  -     NOTES  PAYABLE  -  RELATED  PARTY

     Notes  payable  to  related  parties  consisted  of  the  following:

                                                            June  30,          December  31,
  <BTB>                                                       2001                 2000
                                                            ---------          -------------
                                                           (Unaudited)
Note  payable  to  a  related  party,  due  on  demand,
      plus  interest  at  12% per annum, unsecured.        $  105,000          $   105,000

Less:  Current  Portion                                      (105,000)            (105,000)
                                                           ------------        -------------

Long-Term  Notes  Payable  to  Related Parties             $     -             $     -
                                                           ============        =============

NOTE  7  -     GOING  CONCERN

          The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $1,217,503 at December 31, 2000 which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.

          It is management's intent to acquire Internet and E-commerce companies as well as develop a software for online bidding services. Management believes this bidding service process will allow the Company to bid and package contracts online for the treatment, sale and shipment of processed wood. In addition, management believes that being a publicly traded company will enhance their negotiating leverage as well as provide a source of additional funding if needed.


                                      -F11-

                     SYNDICATION NET.COM, INC. AND SUBSIDIARY
                           (FORMERLY LIFE2K.COM, INC.)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000





























                                      -F12-

                                 C O N T E N T S


Independent  Auditors'  Report

Consolidated  Balance  Sheet

Consolidated  Statements  of  Operations

Consolidated  Statements  of  Stockholders'  Equity  (Deficit)

Consolidated  Statements  of  Cash  Flows

Notes  to  the  Consolidated  Financial  Statements




























                                      -F13-

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


Board  of  Directors
Syndication  Net.com,  Inc.  and  Subsidiary
(Formerly  Life2K.com,  Inc.)
Falls  Church,  Virginia

We have audited the accompanying consolidated balance sheet of Syndication Net.com, Inc. and Subsidiary (formerly Life2K.com, Inc.) at December 31, 2000 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2000 and 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Syndication Net.com, Inc. and Subsidiary (formerly Life2K.com, Inc.) as of December 31, 2000 and the consolidated results of their operations and their cash flows for the years ended December 31, 2000 and 1999 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the consolidated financial statements, the Company has incurred significant losses which have resulted in an accumulated deficit and a deficit in stockholders' equity, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 7. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ  &  Associates,  LLC
Salt  Lake  City,  Utah
March  27,  2001
                                        -F14-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                          (Formerly Life2K.com, Inc.)
                           Consolidated Balance Sheet


                                                 ASSETS
                                                 ------


                                                                                           December 31,
                                                                                               2000
                                                                                          --------------
CURRENT ASSETS

  Cash                                                                                    $          45
  Accounts receivable (Note 1)                                                                  571,716
                                                                                          --------------
    Total Current Assets                                                                        571,761
                                                                                          --------------
PROPERTY AND EQUIPMENT - NET (Note 2)                                                             1,820
                                                                                          --------------
    TOTAL ASSETS                                                                          $     573,581
                                                                                          ==============

                       LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                       ----------------------------------------------
CURRENT LIABILITIES

  Accounts payable                                                                        $     870,644
  Accrued expenses (Note 3)                                                                      22,613
  Notes payable - related party (Note 6)                                                        105,000
                                                                                          --------------
    Total Current Liabilities                                                                   998,257
                                                                                          --------------

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY (DEFICIT)

  Preferred stock: 20,000,000 shares authorized of
   $0.0001 par value, no shares issued and outstanding                                                -
  Common stock: 100,000,000 shares authorized of $0.0001
   par value, 10,781,750 shares issued and outstanding                                            1,078
  Additional paid-in capital                                                                    791,749
  Accumulated deficit                                                                        (1,217,503)
                                                                                          --------------
    Total Stockholders' Equity (Deficit)                                                       (424,676)
                                                                                          --------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                  $     573,581
                                                                                          ==============

  The accompanying notes are an integral part of these consolidated financial statements.

                                        -F15-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                          (Formerly Life2K.com, Inc.)
                      Consolidated Statements of Operations



                                   For  the  Years  Ended
                                      December  31,
                                   ------------------------
                                      2000         1999
                                   -----------  -----------
SALES                              $7,315,093   $5,597,576

COST OF GOODS SOLD                  7,267,571    5,526,429
                                   -----------  -----------
GROSS MARGIN                           47,522       71,147
                                   -----------  -----------

OPERATING EXPENSES

  Depreciation                            910          910
  General and administrative          570,334      256,555
                                   -----------  -----------
    Total Operating Expenses          571,244      257,465
                                   -----------  -----------
OPERATING LOSS                       (523,722)    (186,318)
                                   -----------  -----------

OTHER INCOME (EXPENSES)

  Other income                         51,300            -
  Interest expense                    (13,017)     (26,179)
  Interest income                           -          277
                                   -----------  -----------

    Total Other Income (Expenses)      38,283      (25,902)
                                   -----------  -----------

NET LOSS                           $ (485,439)  $ (212,220)
                                   ===========  ===========
BASIC LOSS PER SHARE               $    (0.05)  $    (0.02)
                                   ===========  ===========


The accompanying notes are an integral part of these consolidated financial statements.

                                        -F16-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                          (Formerly Life2K.com, Inc.)
            Consolidated Statements of Stockholders' Equity (Deficit)



                                      Preferred  Stock      Common  Stock     Additional
                                     ------------------  -------------------   Paid-In    Accumulated
                                      Shares    Amount     Shares    Amount    Capital     Deficit
                                     --------  --------  ----------  -------  ---------  ------------
Balance, December 31, 1998                 -   $     -    9,813,916  $   981  $192,209   $  (519,844)

Recapitalization                      60,000         6      189,312       19    59,975            -

Common stock issued for cash at
 $1.65 per share                           -         -        7,572        1    12,499             -

Net loss for the year ended
 December 31, 1999                         -         -            -        -         -      (212,220)
                                     --------  --------  ----------  -------  ---------  ------------

Balance, December 31, 1999            60,000         6   10,010,800    1,001   264,683      (732,064)

Conversion of preferred shares
 to common stock                     (60,000)       (6)      36,000        4         2             -

Common stock issued for cash at
 prices ranging from $0.83 to $2.50
 per share                                 -         -      193,500       19   227,482             -

Common stock issued for cash and
 services at $1.67 per share               -         -       50,400        5    83,995             -

Common stock issued for services
 at $1.67 per share                        -         -       78,000        8   129,992             -

Common stock issued for conversion
 of debt at $1.64 per share                -         -       19,050        2    31,248             -

Recapitalization                           -         -      250,000       25       (25)            -

Common stock issued for cash at
 $0.047 per share                          -         -       94,000        9     4,377             -

Common stock issued for services
 at $1.00 per share                        -         -       50,000        5    49,995             -

Net loss for the year ended
 December 31, 2000                         -         -            -        -         -      (485,439)
                                     --------  --------  ----------  -------  ---------  ------------

Balance, December 31, 2000                 -   $     -   10,781,750  $ 1,078  $791,749   $(1,217,503)
                                     ========  ========  ==========  =======  =========  ============

The accompanying notes are an integral part of these consolidated financial statements.

                                        -F17-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                          (Formerly Life2K.com, Inc.)
                      Consolidated Statements of Cash Flows


                                              For  the  Years  Ended
                                                  December  31,
                                              -------------------------
                                                    2000        1999
                                                 ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                       $(485,439)  $(212,220)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation                                       910         910
    Common and preferred stock issued for services 249,000      60,000
  Changes in operating assets and liabilities:
    (Increase) in accounts receivable              (83,876)    (50,633)
    Increase in accounts payable                    85,255      17,786
    Increase in accrued expenses                     6,728      22,135
                                                 ----------  ----------
      Net Cash Used in Operating Activities       (227,422)   (162,022)
                                                 ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES                     -           -
                                                 ----------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from notes payable - related party            -     155,000
  Payments on notes payable - related party        (25,000)          -
  Proceeds from issuance of common stock           246,887      12,500
                                                 ----------  ----------

      Net Cash Provided by Financing Activities    221,887     167,500
                                                 ----------  ----------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS                                   (5,535)      5,478

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR         5,580         102
                                                 ----------  ----------

CASH AND CASH EQUIVALENTS, END OF YEAR           $      45   $   5,580
                                                 ==========  ==========

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:

  Income taxes                                   $       -   $       -
  Interest                                       $  12,539   $   4,044

Non-Cash Financing Activities

  Stock issued for services                      $ 249,000   $  60,000
  Stock issued for outstanding debt              $  31,250   $       -

The accompanying notes are an integral part of these consolidated financial statements.

                                        -F18-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                          (Formerly Life2K.com, Inc.)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999

NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

a.  Organization

The consolidated financial statements presented are those of Syndication Net.com, Inc. (formerly Life2K.com, Inc.) (Syndication) and its wholly-owned subsidiary, Kemper Pressure Treated Forest Products, Inc. (Kemper).
Collectively, they are referred to herein as the "Company". Syndication was incorporated under the name of Generation Acquisition Corporation (Generation) on March 25, 1999 under the laws of the State of Delaware to engage in any lawful act or activity. Effective August 16, 1999, Life2K.com, Inc. (Life2K) issued 16,200,000 shares of its common stock and 60,000 shares of its preferred stock in exchange for the issued and outstanding stock of Kemper. Costs associated with the recapitalization totaling $60,000 were expensed during the year ended December 31, 1999 as a result of the 60,0000 preferred shares issued. Effective October 13, 2000, pursuant to an Agreement and Plan of Organization Between Generation Acquisition Corporation and Life2K, Generation Acquisition Corporation issued 10,387,750 shares of its outstanding common stock for 100% of the outstanding shares of Life2K. As part of the transaction, Life2K was merged with and into Generation Acquisition Corporation, Life2K was dissolved and Generation Acquisition Corporation changed its name to SyndicationNet.com, Inc.

Kemper was incorporated on December 28, 1987 under the State laws of Mississippi. Kemper was organized to procure, buy, sell and harvest forest products for treating poles, conventional lumber and wood products, as well as preserve and treat wood and forest products for sale in wholesale and retail markets.

On October 9, 1997, Kemper entered into an asset purchase agreement and lease assignment under which it conditionally sold all of its assets as well as reassigned its lease related to its manufacturing enterprise. From that time, Kemper has acted as a retail broker, having eliminated virtually all of its manufacturing capacity.

At the time of the acquisition of Kemper, Life2K was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Life2K's common stock for the common stock of Kemper resulted in the former stockholders of Kemper obtaining control of Life2K. Accordingly, Kemper became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Kemper with no adjustment to the basis of Kemper's assets acquired or liabilities assumed. For legal purposes, Life2K was the surviving entity.

At the time of the acquisition of Life2K, Syndication was essentially inactive, with no operations and minimal assets. Additionally, the exchange of Syndication's common stock for the common stock of Life2K resulted in the former stockholders of Life2K obtaining control of Syndication. Accordingly, Life2K became the continuing entity for accounting purposes, and the transaction was accounted for as a recapitalization of Life2K with no adjustment to the basis of Life2K's assets acquired or liabilities assumed. For legal purposes, Syndication was the surviving entity.

                                        -F19-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                           (Formerly Life2K.com, Inc.)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

     b.  Accounting  Method

The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year end.

     c.  Cash  and  Cash  Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     d.  Accounts  Receivable

Accounts receivable consist entirely of an amount due from one customer. As management of the Company believes the amount to be fully collectible, no allowance for doubtful accounts has been recorded at December 31, 2000.

     e.  Basic  Loss  Per  Share

The computations of basic loss per share of common stock are based on the weighted average number of common shares outstanding during the period of the consolidated financial statements as follows:
                                      For  the  Years  Ended
                                           December  31,
                                      --------------------------
                                       2000               1999
                                      ---------         --------

       Loss  (numerator)             $ (485,439)       $ (212,220)
       Shares  (denominator)         10,396,192         9,886,570
       Per  share  amount                 (0.05)       $    (0.02)

f.  Change  in  Accounting  Principle

The Company has adopted the provisions of FASB Statement No. 138 "Accounting for Certain Derivative Instruments and Hedging Activities, (an amendment of FASB Statement No. 133.)" Because the Company had adopted the provisions of FASB
Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on the Company's consolidated financial statements.

                                        -F20-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                           (Formerly Life2K.com, Inc.)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

f.  Change  in  Accounting  Principle  (Continued)

The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000.
The adoption of this principle had no material effect on the Company's consolidated financial statements.

The Company has adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25.)". This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principle had no material effect on the Company's consolidated financial statements.

     g.  Property  and  Equipment

Property and equipment is recorded at cost. Major additions and improvements are capitalized. The cost and related accumulated depreciation of equipment retired or sold are removed form the accounts and any differences between the undepreciated amount and the proceeds from the sale are recorded as gain or loss on sale of equipment. Depreciation is computed using the straight-line method over a period of five years.


                                       -F21-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                           (Formerly Life2K.com, Inc.)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

h.  Provision  for  Taxes

At December 31, 2000, the Company had net operating loss carryforwards of approximately $1,217,000 that may be offset against future taxable income through 2020. No tax benefit has been reported in the consolidated financial statements because the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:
                                         For  the  Years  Ended
                                              December  31,
                                              -------------
                                          2000               1999
                                          ----               ----

Income tax benefit at statutory rate    $ 184,460          $ 80,644
Change  in  valuation  allowance         (184,460)          (80,644)
                                         --------            -------
                                        $     -            $     -
                                         ========            =======

     Deferred  tax  assets  (liabilities)  are  comprised  of  the  following:

                                        For  the  Years  Ended
                                            December  31,
                                             -------------
                                          2000               1999
                                          ----               ----
Income tax benefit at statutory rate    $ 462,460         $ 278,000
Change in valuation allowance            (462,460)         (278,000)
                                         --------          --------
                                        $     -           $     -
                                        =========         =========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

     i.  Principles  of  Consolidation

The consolidated financial statements include those of Syndication and its wholly-owned subsidiary, Kemper.

     All material intercompany accounts and transactions have been eliminated.

                                       -F22-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                           (Formerly Life2K.com, Inc.)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE  1  -     ORGANIZATION  AND  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
     (Continued)

     j.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

     k.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

     l.  Revenue  Recognition  Policy

Revenue  is  recognized  upon  shipment  of  goods  to  the  customer.

     m.  Concentrations  of  Risk

Concentration  in  the  Volume  of  Business  Transacted  with a Particular
Supplier


The Company currently engages the services of only one supplier, which provides 100% of its wood treating and procurement services. Although there are a limited number of manufacturers which provide wood treating and procurement services, management believes that other suppliers could provide these services on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

Concentration  in  the  Volume  of  Business  Transacted  with a Particular
Customer


The Company currently has one major customer which accounts for 100% of its revenues. Although the Company is continually negotiating contracts with potential customers, a loss of this customer could greatly affect the operating results of the Company.

NOTE  2  -     PROPERTY  AND  EQUIPMENT

     Property  and  equipment  consists  of  the following at December 31, 2000:

     Office  equipment                    $     4,550
     Accumulated  depreciation                 (2,730)
                                          ------------

     Net  property  and  equipment        $     1,820
                                          ============



                                       -F23-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                           (Formerly Life2K.com, Inc.)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE  2  -     PROPERTY  AND  EQUIPMENT  (Continued)

Depreciation expense for the years ended December 31, 2000 and 1999 was $910 and $910, respectively.

NOTE  3  -     ACCRUED  EXPENSES

At December 31, 2000, accrued expenses consist of $22,613 of interest payable associated with the related party - notes payable (Note 6).

NOTE  4  -     COMMITMENTS  AND  CONTINGENCIES

On May 18, 1999, the Company entered into an agreement to acquire a reporting United States corporation with audited financial statements showing no material assets or liabilities. The Company agreed to pay $100,000 for its services in regard to the transaction. Payment of this amount is to be made as follows:

$10,000 on execution of the agreement, $30,000 on delivery of offering materials under rules 504 and/or 506, $35,000 on the business combination and $25,000 on the filing of a Form 8-K with the Securities and Exchange Commission. If the Company does not elect to make any offerings under rules 504 or 506, then the payment due on the business combination will be $60,000.

On April 7, 1999, the Company ratified its corporate service consulting agreement with Source Management Services(Source), a related company owned by a significant shareholder. Source is to oversee the general activities of the Company on a day-to-day basis, develop and execute a business plan, and assist in other ongoing administrative issues. For the year ended December 31, 2000, the Company agreed to pay Source the greater of $150 per hour or $17,500 per month. For the fiscal year 2001, Mr. Sorrentino has not yet received any consulting fees owed to him. The Company has also agreed to award Source a bonus of 5% of the outstanding shares of stock when the Company's securities are traded on any United States stock exchange.

On September 19, 2000, the Company entered into a Services and Consulting Agreement with Tri-State Metro Territories, Inc. (Tri-State), a business that sells franchised hair coloring salon units under the copyright name of "haircolorxpress." The Company was retained as Tri-State's consultant to assist in the development of management, sales and marketing of "haircolorxpress" franchised hair coloring salon units. The Company received a total of $51,300 during 2000 as a result of the consulting agreement with Tri-State. The agreement is for a term of twenty years with up to four, five-year extensions. The Company is currently in negotiations with a number of companies that are interested in entering into similar consulting agreements.

NOTE  5  -     PREFERRED  STOCK

The shareholders of the Company have authorized 20,000,000 shares of preferred stock with a par value of $0.0001. The terms of the preferred stock are to be determined when issued by the board of directors of the Company.

On January 1, 2000, the remaining 60,000 Series A preferred shares were converted into common shares, thus, at December 31, 2000, no preferred shares were outstanding.

                                       -F24-

                    SYNDICATION NET.COM, INC. AND SUBSIDIARY
                           (Formerly Life2K.com, Inc.)
                 Notes to the Consolidated Financial Statements
                           December 31, 2000 and 1999


NOTE  6  -     NOTES  PAYABLE  -  RELATED  PARTY

     Notes payable to related parties consisted of the following at December 31, 2000:

     Note  payable  to  a  related  party,  due  on  demand,
     plus  interest at  12%  per  annum,  unsecured.           $     105,000

     Less:  Current  Portion                                        (105,000)
                                                               --------------

     Long-Term  Notes  Payable  to  Related  Parties           $        -
                                                               ==============

     The aggregate principal maturities of notes payable to related parties are as follows:

               Year  Ended
               December  31,          Amount
               -------------          ------

                 2001          $     105,000
                 2002                     -
                 2003                     -
                 2004                     -
                 2005 and thereafter      -
                               --------------

                 Total          $     105,000
                               ==============

NOTE  7  -     GOING  CONCERN

The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has historically incurred significant losses which have resulted in an accumulated deficit of $1,217,503 at December 31, 2000 which raises substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty.

It is management's intent to acquire Internet and E-commerce companies as well as develop a software for online bidding services. Management believes this bidding service process will allow the Company to bid and package contracts online for the treatment, sale and shipment of processed wood. In addition, management believes that being a publicly traded company will enhance their negotiating leverage as well as provide a source of additional funding if needed.


                                       -F25-

                            SYNDICATIONNET.COM,  INC.

      561,500 shares of common stock to be sold by selling securityholders

                                 ----------------
                                    PROSPECTUS
                                 ----------------

                              September ______, 2001

   SyndicationNet has not authorized any dealer, salesperson or other person to provide any information or make any representations other than the information or representations contained in this prospectus. Purchasers of the securities offered hereby should not rely on any additional information or representations if made.

   This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

  .  except  the  common  stock  offered  by  this  prospectus;

  .  in  any  jurisdiction in which the offer or solicitation is not authorized;

  . in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

  .  to  any  person  to  whom it is unlawful to make the offer or solicitation;
    or

  . to any person who is not a United States resident or who is outside the jurisdiction of the United States.

   The delivery of this prospectus or any accompanying sale does not imply that:

  . there have been no changes in SyndicationNet's affairs after the date of this prospectus; or

  . the information contained in this prospectus is correct after the date of this prospectus.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers

     The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Company's Certificate of Incorporation and by-laws provide for indemnification of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

     The General Corporation Law of the State of Delaware provides that a Certificate of Incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that the provision shall not eliminate or limit the liability of a director:

      (1) for any breach of the director's duty of loyalty to the corporation or its stockholders,

      (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

      (3) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or

      (4) for any transaction from which the director derived an improper personal benefit.

     SyndicationNet's  Certificate  of  Incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or control persons pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item  25.  Other  Expenses  of  Issuance  and  Distribution

     The following table sets forth SyndicationNet's expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


      Filing  Fee--Securities  and  Exchange  Commission            $ 1
      Fees  and  Expenses  of  Accountants  and  legal  counsel     $ 115,000
      Blue  Sky  Fees  and  Expenses                                $ 2,000
      Printing  and  Engraving  Expenses                            $ 5,000
      Miscellaneous  Expenses                                       $ 1,000
                                                              -----------------
      Total                                                         $ 123,001

Item  26.  Recent  Sales  of  Unregistered  Securities

     Within the past three years, the Company has issued the following shares of its common stock, par value $.0001 (the "Shares"), for cash or services rendered to the Company and has granted the following warrants to purchase its common stock, absent registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering except shares of common stock issued by Generation Acquisition Corporation prior to the stock exchange transaction and name change, which shares were issued in reliance on Rule 506 of the Securities Act. The following information is provided as calculated on a post-merger basis.

     Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of SyndicationNet's shareholders.

     In August 1999, Life2K.com, Inc. ("Life 2K") issued 3,750 shares of its common stock to one individual as payment for accrued interest as part of a loan agreement in which the Company borrowed $25,000. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

     In September 1999, Life2K issued 6,250 shares of its common stock to one individual for accrued interest as part of a loan agreement in which the Company borrowed $25,000. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

     On March 25, 1999, Algonquin Acquisition Corporation issued 5,000,000 (pre-merger) shares of its common stock to TPG Capital Corporation at par of which 4,750,000 shares were later redeemed at par. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

     On March 25, 1999, Algonquin Acquisition Corporation issued 5,000,000 (pre-merger) shares of its common stock to TPG Capital Corporation at par of which 4,750,000 shares were later redeemed and cancelled. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

     On August 16, 1999, Algonquin Acquisition Corporation issued 16,200,000 shares of its common stock in a one-for-one exchange for the common stock of Kemper and changed its name to Life2K.com, Inc.

     In October 1999, Life2K issued 7,500 shares of its common stock (pre-merger) to one individual at a purchase price of $1.00 per share. The Company also issued an aggregate of 50,000 shares of its common stock to five of its directors as compensation for their services. The Company believes that these issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

     In January 2000, Life2K issued (i) 20,000 shares of common stock to Cynthia White as compensation for accounting services rendered to the Company; (ii) 6,000 shares of its common stock to one entity upon the exercise of an option agreement to purchase 10,000 shares of the Company's common stock exercisable at $1.00; and (iii) issued 36,000 shares of its common stock upon the conversion of 60,000 (pre-merger) shares of the Company's preferred stock issued to a consultant to the Company in 1995. The Company believes that these issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

     In March 2000, SyndicationNet issued 100,000 shares of common stock to HTRG Consulting LLC as compensation for web hosting, web design and research services rendered to the Company. On March 21, 2000, the Company issued 84,000 shares of its common stock to Mark Solomon, a director of the Company, for a purchase price of $42,000. The Company believes that these issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

     From February through August 2000, SyndicationNet issued an aggregate of 322,500 shares of its common stock to ten individuals for an aggregate purchase price of $227,500. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

     On June 7, 2000, SyndicationNet issued 31,750 shares of common stock to one individual in exchange for the cancellation of a $25,000 loan. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

     On October 13, 2000, Generation Acquisition Corporation issued 10,387,750 shares of its common stock in an exchange for shares of Life2K. Simultaneously, Generation Acquisition Corporation changed its name to SyndicationNet.com, Inc.

     On October 16, 2000, SyndicationNet issued an aggregate of 60,000 shares of its common stock to five of its directors and its chief financial officer as compensation for services rendered to the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

     In November 2000, SyndicationNet issued 50,000 shares of common stock to HTRG Consulting LLC as compensation for web hosting, web design and research services rendered to the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

     In November and December 2000, SyndicationNet issued 34,000 shares of its common stock to 15 individual investors for an aggregate purchase price of $4,386. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Item  27.  Exhibits  and  Financial  Statement  Schedules

 (a)  Exhibits

3.1* Certificate of Incorporation, filed with the registration statement of Generation Acquisition Corporation on Form 10-SB (file No. 000-29701) filed with the Commission and incorporated herein by reference

3.2  Certificate  of  Ownership  and  Merger

3.3* By-Laws of the Company, filed with the registration statement of Generation
     Acquisition Corporation on Form 10-SB (file No. 000-29701) filed with the Commission and incorporated herein by reference

4.1* Agreement  and  Plan  of  Reorganization  among  Generation  Acquisition
     Corporation, Life2K, Inc., and the shareholders of Life2K, Inc. filed on Form 8-K with the Commission on November 6, 2000 and incorporated herein by reference

4.2* Agreement and Plan of Merger between Generation Acquisition Corporation and
     Life2K Acquisition Corporation filed on Form 8-K with the Commission on November 6, 2000 and incorporated herein by reference

4.3* Consulting  agreement  between SyndicationNet.com, Inc. and Tri-State Metro
     Territories, LLC.  dated  September 19, 2000, filed with the Commission as
     Exhibit 4.3 in a registration statement on Form SB-2 filed on February 13, 2001

5.1**Opinion  of  Cassidy  &  Associates

10.1 Consulting Agreement between Kemper Pressure Treated Forest Products Inc. and Source Management Services


23.1 Consent  of  Accountants

23.2 Consent  of  Cassidy  &  Associates  (included  in  Exhibit  5.1)

--------
*  Previously  filed
**  To  be  filed

(b)  Financial  Statement  Schedules

     None

Item  28.  Undertakings.

   The  undersigned  registrant  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement.

      (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered in that prospectus, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, SyndicationNet.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in Falls Church, Virginia, on September 28, 2001.

                                          SyndicationNet.com,  Inc.

                                          By:  /s/  Vance  Hartke
                                             Vance  Hartke,  President  and
                                             Director


                                          By:  /s/  Cynthia  White
                                             Cynthia  White,  Chief  Financial
                                             Officer  and
                                             Principal  Accounting  Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



   Signature                   Title                              Date
   ----------                  ------                             ----

  /s/  Mark  Griffith
  -------------------
  Mark  Griffith             Treasurer,  Secretary  and
                             Director                       September 28, 2001


  /s/  Mark  Solomon
  ------------------
  Mark  Solomon              Director                       September 28, 2001


 /s/  Wayne  Hartke
 ------------------
  Wayne  Hartke              Director                       September 28, 2001


 /s/  Howard  B.  Siegel
 -----------------------
 Howard  B.  Siegel          Director                       September 28,  2001